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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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Filed by a Party other than the Registrant ☐
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☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

STARWOOD PROPERTY TRUST, INC.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
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Starwood Property Trust, Inc.
591 West Putnam Avenue
Greenwich, Connecticut 06830

March 31, 2014

Dear Fellow Stockholders:

        The directors and officers of Starwood Property Trust, Inc. (the "Company") join me in extending to you a cordial invitation to attend the Company's 2014 annual meeting of stockholders (the "Annual Meeting"). The Annual Meeting will be held on April 30, 2014 at 4:00 p.m., Eastern time, at the Hyatt Regency Greenwich, 1800 East Putnam Avenue, Old Greenwich, Connecticut 06870.

        Enclosed you will find the notice of meeting, proxy statement and proxy card. At the Annual Meeting, we are seeking to elect seven directors. The stockholders will also be asked to vote on an advisory basis to approve the Company's executive compensation, to vote to ratify the appointment of Deloitte & Touche LLP as the Company's independent registered public accounting firm for the upcoming year and to vote on the stockholder proposal disclosed in the accompanying proxy statement.

        Your management and Board of Directors unanimously recommend that you vote FOR all nominees for directors, FOR the approval of the advisory resolution relating to the compensation of our named executive officers as disclosed in the accompanying proxy statement, FOR the ratification of the appointment of Deloitte & Touche LLP as the Company's independent registered public accounting firm for the upcoming year and AGAINST the stockholder proposal disclosed in the accompanying proxy statement.

        It is very important that your shares be represented at the Annual Meeting, whether or not you plan to attend personally. Therefore, please submit your proxy as promptly as possible—by telephone, via the Internet or by completing, signing and returning the enclosed proxy card in the postage-prepaid envelope provided. This will ensure that your shares are represented at the Annual Meeting.

        Thank you for your continuing support.

Yours very truly,
Barry S. Sternlicht Chairman and Chief Executive Officer

NOTICE OF 2014 ANNUAL MEETING OF
STOCKHOLDERS
TO BE HELD ON APRIL 30, 2014

To the Stockholders of Starwood Property Trust, Inc.:

        NOTICE IS HEREBY GIVEN that the 2014 annual meeting of stockholders (the "Annual Meeting") of Starwood Property Trust, Inc., a Maryland corporation (the "Company"), will be held at the Hyatt Regency Greenwich, 1800 East Putnam Avenue, Old Greenwich, Connecticut 06870, on April 30, 2014 at 4:00 p.m., Eastern time, to consider and vote on the following matters:

  1.
  The election of the seven directors identified in the proxy statement that accompanies this notice, each to serve until the next annual meeting of stockholders and until his or her successor is duly elected and qualified;

  2.
  The approval, on an advisory basis, of the Company's executive compensation as disclosed in the accompanying proxy statement;

  3.
  The ratification of the appointment by the Audit Committee of Deloitte & Touche LLP as the Company's independent registered public accounting firm for the year ending December 31, 2013;

  4.
  The stockholder proposal disclosed in the accompanying proxy statement, if properly presented at the Annual Meeting; and

  5.
  The transaction of such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

        Details concerning those matters to come before the Annual Meeting are set forth in the accompanying proxy statement for your inspection.

        The proxy statement, proxy card and Notice of Annual Meeting are first being mailed to holders of the Company's common stock, par value $.01 per share (the "Common Stock"), on or about March 31, 2014. We have also enclosed the Company's Annual Report on Form 10-K for the year ended December 31, 2013. We hope you will find it informative.

        Our Board of Directors has fixed March 10, 2014 as the record date for the determination of stockholders entitled to notice of or to vote at the Annual Meeting or any meetings held upon adjournment or postponement of the Annual Meeting. Only the holders of record of the Company's shares of Common Stock as of the close of business on March 10, 2014 are entitled to notice of and to vote at the Annual Meeting and any adjournment or postponement thereof.

        Stockholders are cordially invited to attend the meeting in person. The presence at the meeting, in person or by proxy, of stockholders entitled to cast a majority of all the votes entitled to be cast at the meeting shall constitute a quorum. Your vote is important. Whether or not you plan to attend the meeting, please authorize proxies to cast your votes today by following the easy instructions on the enclosed proxy card.

By Order of the Board of Directors, Andrew J. Sossen Secretary

Dated: March 31, 2014
Greenwich, Connecticut

        IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE MEETING IN PERSON OR BY PROXY; PLEASE PROMPTLY VOTE BY TELEPHONE OR VIA THE INTERNET, OR MARK, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE POSTAGE-PREPAID ENVELOPE PROVIDED. IF YOU HAVE ANY QUESTIONS OR NEED ASSISTANCE IN VOTING YOUR SHARES, PLEASE CALL INNISFREE M&A INCORPORATED, THE COMPANY'S PROXY SOLICITOR, TOLL-FREE AT 888-750-5834 (BANKS AND BROKERS MAY CALL COLLECT AT 212-750-5833).

Important Notice Regarding Internet Availability of Proxy Materials for the 2014 Annual Meeting to
Be Held on April 30, 2014

        Our proxy materials relating to the Annual Meeting (notice, proxy statement and annual report) are available on our website at www.starwoodpropertytrust.com.

Starwood Property Trust, Inc.
591 West Putnam Avenue
Greenwich, Connecticut 06830

PROXY STATEMENT
ANNUAL MEETING OF STOCKHOLDERS

INFORMATION CONCERNING ANNUAL MEETING, SOLICITATION AND VOTING

        This Proxy Statement and the accompanying proxy card and Notice of Annual Meeting are being provided in connection with the solicitation of proxies by the Board of Directors of Starwood Property Trust, Inc., a Maryland corporation (the "Company"), for use at the 2014 annual meeting of stockholders (the "Annual Meeting") to be held at the Hyatt Regency Greenwich, 1800 East Putnam Avenue, Old Greenwich, Connecticut 06870, on April 30, 2014 at 4:00 p.m., Eastern time, and any adjournments or postponements thereof. The mailing address of the Company's executive office is Starwood Property Trust, Inc., 591 West Putnam Avenue, Greenwich, Connecticut 06830. This Proxy Statement, the accompanying proxy card and the Notice of Annual Meeting are first being mailed to holders of the Company's Common Stock on or about March 31, 2014.

Matters to Be Voted on at the Annual Meeting

        At the Annual Meeting, the following matters will be voted on:

  1.
  The election of the seven directors identified in this Proxy Statement, each to serve until the next annual meeting of stockholders and until his or her successor is duly elected and qualified;

  2.
  The approval, on an advisory basis, of the Company's executive compensation as disclosed in this Proxy Statement;

  3.
  The ratification of the appointment by the Audit Committee of Deloitte & Touche LLP as the Company's independent registered public accounting firm for the year ending December 31, 2014;

  4.
  The stockholder proposal disclosed in this Proxy Statement, if properly presented at the Annual Meeting; and

  5.
  The transaction of such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

Stockholders Entitled to Vote

        The Board of Directors has fixed March 10, 2014 as the record date for the determination of stockholders entitled to notice of and to vote their shares of the Company's common stock, par value $0.01 per share ("Common Stock"), at the Annual Meeting. As of March 10, 2014, the Company had outstanding 195,744,803 shares of Common Stock. Each share of Common Stock entitles its holder to one vote.

Voting at the Annual Meeting

        If the enclosed proxy card is properly executed and returned to the Company in time to be voted at the Annual Meeting, it will be voted as specified on the proxy, unless it is properly revoked prior thereto. If no specification is made on the proxy card as to any one or more of the proposals, the shares of Common Stock represented by the proxy will be voted as follows:

        FOR the election of each of the director nominees;

        FOR the approval, on an advisory basis, of the Company's executive compensation as disclosed in this Proxy Statement;

        FOR the ratification of the appointment by the Audit Committee of Deloitte & Touche LLP as the independent registered public accounting firm of the Company for the year ending December 31, 2014; and

        AGAINST the stockholder proposal disclosed in this Proxy Statement.

Voting on Other Matters

        If any other matters are properly presented at the Annual Meeting for consideration, the persons named in the proxy will have the discretion to vote on those matters for you. As of the date this Proxy Statement went to press, the Company did not know of any other matter to be raised at the Annual Meeting.

Required Vote

        The presence in person or by proxy of stockholders entitled to cast a majority of all the votes entitled to be cast at the Annual Meeting constitutes a quorum for purposes of transacting business at the Annual Meeting. Abstentions and broker non-votes are counted as present and entitled to vote for purposes of determining a quorum. A "broker non-vote" occurs when a bank, broker or other holder that holds shares for a beneficial owner in "street name" (each, a "record holder") does not vote on a particular proposal because that holder does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner.

        Election of each nominee for the seven director positions (Proposal 1) requires the affirmative FOR vote of a plurality of all votes cast at the Annual Meeting. This means that the director nominee with the most votes for a particular seat is elected for that seat. Votes "withheld" from one or more director nominees therefore will have no effect on the outcome of the vote with respect to the election of directors. For additional details, see the section of this Proxy Statement entitled "Proposal 1: Election of Directors."

        The affirmative FOR vote of a majority of votes cast at the Annual Meeting is required to approve all other proposals, including the approval, on an advisory basis, of the Company's executive compensation as disclosed in this Proxy Statement (Proposal 2), the ratification of the appointment of Deloitte & Touche LLP as the Company's independent registered public accounting firm (Proposal 3) and the stockholder proposal disclosed in this Proxy Statement (Proposal 4). In tabulating the voting result for any particular proposal, abstentions and, if applicable, broker non-votes, are not counted as votes FOR or AGAINST the proposals.

        Although the advisory vote on the Company's executive compensation as disclosed in this Proxy Statement (Proposal 2) is non-binding, the Board will review the results of the vote and will take them into account as appropriate when making decisions regarding executive compensation.

        Under the rules of the New York Stock Exchange (the "NYSE"), a record holder has the authority to vote your shares on certain matters when it does not receive voting instructions from you. Record holders that do not receive voting instructions are entitled to vote on the ratification of the appointment of Deloitte & Touche LLP as the Company's independent registered public accounting firm (Proposal 3). Absent instructions from you, record holders may not vote on the proposal regarding election of directors, on the advisory proposal regarding executive compensation or on the stockholder proposal disclosed in this Proxy Statement and broker non-votes will occur.

How to Vote

        You may vote at the Annual Meeting in any of the following ways:

        Submitting a Proxy by Telephone or via the Internet:    If you are a stockholder of record, you may appoint your proxy by telephone, or electronically via the Internet, by following the instructions on your proxy card. Easy-to-follow prompts allow you to submit a proxy for your shares and confirm that your instructions have been properly recorded. The Company's telephone and Internet proxy submission procedures are designed to authenticate stockholders by using individual control numbers. If you hold your shares in street name, please check your voting instruction card or contact your bank or broker to determine whether you will be able to provide your instructions by telephone or via the Internet.

        Submitting a Proxy by Mail:    If you are a stockholder of record, you can appoint your proxy by marking, dating and signing your proxy card and returning it by mail in the enclosed postage-prepaid envelope. If you hold your shares in street name, you can instruct your bank or broker to vote by following the directions on your voting instruction card.

        By casting your vote in any of the ways listed above, you are authorizing the individuals listed on the proxy to vote your shares in accordance with your instructions.

        Voting in Person at the Annual Meeting:    Stockholders may vote in person by ballot at the Annual Meeting. Stockholders who own their shares in street name may vote in person at the Annual Meeting only if they provide a legal proxy, executed in their favor, from the holder of record of their shares. You will also be asked to provide a government-issued photo identification at the Annual Meeting.

        Please note that even if you plan to attend the Annual Meeting, we encourage you to submit a proxy in advance to ensure your shares are represented. Your vote in person at the Annual Meeting will revoke any previously submitted proxy.

Revocation of Proxies

        A person submitting a proxy has the power to revoke it at any time before it is exercised by (a) attending the Annual Meeting and voting in person, (b) duly executing and delivering a proxy bearing a later date prior to the Annual Meeting or (c) sending written notice of revocation to the Company's Secretary at Starwood Property Trust, Inc., 591 West Putnam Avenue, Greenwich, Connecticut 06830, which written notice must be received by the Company's Secretary by 5:00 p.m., Eastern time, on April 28, 2014.

Confidentiality of Voting

        The Company keeps all proxies, ballots and voting tabulations confidential as a matter of practice. The Company only lets its proxy solicitor, Innisfree M&A Incorporated ("Innisfree"), and its Inspector of Election, American Stock Transfer & Trust Company ("AST"), examine these documents. Occasionally, stockholders provide written comments on their proxy card, which then may be forwarded to the Company's management by AST.

Voting Results

        AST, the Company's independent tabulating agent, will count the votes and act as the Inspector of Election.

Solicitation of Proxies

        The Company will pay the expenses of soliciting proxies in connection with this Proxy Statement. Proxies may be solicited in person or by mail, telephone, electronic transmission and facsimile transmission on the Company's behalf by directors, officers or employees of the Company or its subsidiaries, without additional compensation. The Company asks brokerage houses and other custodians, nominees and fiduciaries to forward soliciting materials to the beneficial owners of the stock held of record by such persons and to obtain authority to execute proxies, for which the Company will reimburse such persons. Innisfree has been engaged to assist in the solicitation of proxies for the Company for a fee of $12,500 plus reasonable out-of-pocket expenses. If the Company records votes by telephone or via the Internet, it will use procedures designed to authenticate stockholders' identities, to allow stockholders to authorize the voting of their shares in accordance with their instructions and to allow stockholders to confirm that their instructions have been recorded properly.

Attendance at the Annual Meeting

        All stockholders of record as of the close of business on the record date, March 10, 2014, may attend the Annual Meeting. Institutional or entity stockholders are permitted to bring one representative. Attendance at the Annual Meeting will be on a first-come, first-served basis upon arrival at the meeting. Proof of stock ownership as of the record date, such as a bank or brokerage statement, and a government-issued photo identification, such as a valid driver's license or passport, will be required for admission to the Annual Meeting.

List of Stockholders

        A list of stockholders entitled to vote at and attend the Annual Meeting will be available at the Annual Meeting and for ten days prior to the Annual Meeting, between the hours of 9:00 a.m. and 5:00 p.m., Eastern time, at the Company's executive office at Starwood Property Trust, Inc., 591 West Putnam Avenue, Greenwich, Connecticut 06830, by contacting the Secretary of the Company.

Availability of Annual Report and Proxy Materials on the Internet

        This Proxy Statement and Annual Report on Form 10-K for the year ended December 31, 2013 are available on the Company's website at www.starwoodpropertytrust.com.

Recommendations of the Board of Directors

        The Board of Directors recommends a vote FOR each of the nominees for director, FOR the approval, on an advisory basis, of the Company's executive compensation as disclosed in this Proxy Statement, FOR the ratification of the appointment by the Audit Committee of Deloitte & Touche LLP as the independent registered public accounting firm of the Company for the year ending December 31, 2014 and AGAINST the stockholder proposal disclosed in this Proxy Statement.

PROPOSAL 1
ELECTION OF DIRECTORS

        The Company's Bylaws provide that the Board of Directors may establish, increase or decrease the number of directors, provided that the number of directors shall never be less than the minimum required by the Maryland General Corporation Law, nor more than 15. The Company's Board of Directors is currently comprised of seven members.

        At the Annual Meeting, seven directors will be elected to serve on the Board of Directors, each for a one-year term expiring in 2015 and each until their respective successors are duly elected and qualified. The shares of Common Stock represented by the accompanying proxy will be voted for the election as directors of the seven nominees named below, unless a vote is withheld from any of the seven individual nominees. The Board of Directors expects that each nominee will be available for election as a director. However, if any nominee becomes unavailable or unwilling to serve as a director for any reason, shares of Common Stock represented by the accompanying proxy will be voted for such other person as the Board of Directors may nominate.

        Election of each nominee for the seven director positions requires the affirmative FOR vote of a plurality of all votes cast at the Annual Meeting. This means that the director nominee with the most votes for a particular seat is elected for that seat. However, pursuant to our Corporate Governance Guidelines, any nominee in an uncontested election who receives a greater number of votes withheld from his or her election than votes for his or her election will, within five days following the certification of the stockholder vote, tender his or her written resignation to the Chairman for consideration by the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee will then review the director's continuation on the Board of Directors and recommend to the Board of Directors whether the Board of Directors should accept such tendered resignation. The Board of Directors will promptly and publicly disclose its decision and, if applicable, the reasons for rejecting the tendered resignation.

Information Concerning the Director Nominees

        The Board of Directors has unanimously proposed Richard D. Bronson, Jeffrey F. DiModica, Jeffrey G. Dishner, Camille J. Douglas, Boyd W. Fellows, Barry S. Sternlicht and Strauss Zelnick as nominees for election as directors of the Company, each to serve for a one-year term expiring in 2015 and each until their respective successors are duly elected and qualified. Each nominee is currently a director of the Company and has agreed to serve if elected.

        The Board of Directors recommends a vote FOR each of the nominees for director.

        We believe all of the nominees are individuals with a reputation for integrity, demonstrate strong leadership capabilities, are able to work collaboratively to make contributions to the Board of Directors and management. The Company values a number of attributes and criteria when identifying candidates to serve as a director, including professional background, expertise, reputation for integrity, business, financial and management experience, leadership capabilities and diversity, including a mix of genders and multi-cultural viewpoints.

        Information concerning the names, ages, terms and positions with the Company and business experience of the nominees for election as directors, each of whom is currently a director, is set forth below. This information includes each nominee's principal occupation as well as a discussion of the specific experience, qualifications, attributes and skills of each nominee that led to the Board's conclusion that the particular nominee should serve as a director. In addition, set forth below is the period during which each nominee has served as a director of the Company. Ages shown for all directors are as of December 31, 2013. The information presented below has been confirmed by each nominee for purposes of its inclusion in this Proxy Statement.

Name	Age	Position(s)
Richard D. Bronson(1)(2)(3)	68	Lead Independent Director
Jeffrey F. DiModica(2)(4)	46	Director
Jeffrey G. Dishner(4)	49	Director
Camille J. Douglas(1)(3)	62	Director
Boyd W. Fellows(4)	53	Director and President
Barry S. Sternlicht(4)	53	Chairman of the Board of Directors and Chief Executive Officer
Strauss Zelnick(1)(2)(3)(4)	56	Director

(1)
Member of the Audit Committee.
(2)
Member of the Compensation Committee.
(3)
Member of the Nominating and Corporate Governance Committee.
(4)
Member of the Investment Committee.

        Richard D. Bronson has been a director of the Company since its inception in 2009. Since 2000, Mr. Bronson has been the Chief Executive Officer of The Bronson Companies, LLC, a real estate development company based in Beverly Hills, California. Mr. Bronson has been involved in the development of several shopping centers and office buildings throughout the United States. Mr. Bronson serves as the Chairman of U.S. Digital Gaming, an online gaming technology provider based in Beverly Hills, California, as a director of TRI Pointe Homes, Inc., a homebuilder based in Irvine, California in which an affiliate of the Company is a stockholder ("TRI Pointe Homes"), and as a trustee of Starwood Waypoint Residential Trust, a real estate investment trust focused on the single-family residential business and an affiliate of the Company based in Oakland, California ("SWAY"). Mr. Bronson served as a director of Mirage Resorts and was President of New City Development, an affiliate of Mirage Resorts, where he oversaw many of the company's new business initiatives and activities outside Nevada. Mr. Bronson is on the Board of the Neurosurgery Division at UCLA Medical Center. He is a member of the Western Real Estate Business Editorial Board. Mr. Bronson has also served as Vice President of the International Council of Shopping Centers, an association representing 50,000 industry professionals in more than 80 countries. Mr. Bronson is the founder and President of Native American Empowerment, LLC, a private company dedicated to monitoring, advocating and pursuing Native American gaming opportunities and tribal economic advancement. Mr. Bronson's experience and knowledge in the real estate industry provides valuable insight into potential investments and the current state of the commercial real estate markets.

        Jeffrey F. DiModica, CFA has been a director of the Company since its inception in 2009. Since 2007, Mr. DiModica has been the Head of MBS/ABS/CMBS Sales and Strategy for the Americas at the Royal Bank of Scotland ("RBS"), a global financial services firm, in Stamford, Connecticut. The group Mr. DiModica runs is responsible for distribution of mortgage-backed securities ("MBS"), asset-backed securities ("ABS") and commercial mortgage-backed securities ("CMBS") to institutional clients, including banks, hedge funds, insurance companies and money managers. Mr. DiModica previously headed the Boston sales office for RBS from 2001 to 2007. Prior to joining RBS, Mr. DiModica sold derivative and MBS products for Merrill Lynch from 1993 to 2001. Mr. DiModica began his career in Merchant and Investment Banking in the Real Estate group at Chemical Bank from 1989 to 1991. Mr. DiModica received a B.S.B.A. with a concentration in Finance in 1989 from Boston University, his M.B.A. from the Amos Tuck School at Dartmouth College in 1993 and a Chartered Financial Analyst designation in 1995. Mr. DiModica provides valuable insights into potential CMBS and residential MBS investments and the current status of those markets.

        Jeffrey G. Dishner has been a director of the Company since its inception in 2009. He also serves as an Executive Vice President of SPT Management, LLC, our manager and an affiliate of the Company (the "Manager"). He is a Senior Managing Director and the Head of Real Estate Acquisitions of Starwood Capital Group Global, L.P., a privately-held global investment management firm and an affiliate of the Company ("Starwood Capital Group"). Mr. Dishner is a member of the Executive and Investment Committees of Starwood Capital Group. Prior to joining Starwood Capital Group in 1994, Mr. Dishner was with the Commercial Mortgage Finance Group of J.P. Morgan & Co., where he focused on whole-loan dispositions and securitizations for various thrift institutions from 1993 to 1994. Prior to J.P. Morgan & Co., Mr. Dishner was a member of the Acquisitions Group at JMB Realty Corporation from 1987 to 1991. Mr. Dishner received a B.S. in Economics from the Wharton School of Finance at the University of Pennsylvania and a M.B.A. from the Amos Tuck School at Dartmouth College. Mr. Dishner's experience in the commercial real estate markets provides important perspectives on the Company's investments.

        Camille J. Douglas has been a director of the Company since 2010. During the period since 2010, Ms. Douglas has been a Senior Vice President and Advisor and a Senior Advisor for the LeFrak Organization, which owns, develops and manages real estate properties in the New York, Los Angeles and London metropolitan areas, among others. Prior to her current role, Ms. Douglas served as the Founder and Principal of Mainstreet Capital Partners, a private firm that focuses on real estate financial advisory services and transactions throughout the world with its primary focus in the U.S., United Kingdom, Brazil and India, beginning in 2002. Prior to forming Mainstreet Capital Partners, from 1982 to 1994, Ms. Douglas was Senior Vice President, Finance, of Olympia & York, and from 1977 to 1982 she was a Vice President, Real Estate, at Morgan Stanley & Co., Inc. Ms. Douglas is an Adjunct Professor at Columbia Business School and a Lecturer at Harvard University Graduate School of Design. Ms. Douglas holds a B.A. from Smith College and a Masters from Harvard University Graduate School of Design. Ms. Douglas' experience in the commercial real estate markets provides important perspectives on the Company's investments as well as potential financings for the Company's investments.

        Boyd W. Fellows has been a director and the President of the Company since 2010. He also has served as the President and Managing Director of the Manager since October 2010. Mr. Fellows has more than 30 years of experience in the commercial real estate finance industry and capital markets. He is a founder of Coastal Capital Partners, LLC, a real estate finance company where he worked from October 2008 to October 2010. Previously, he was on the management team that founded Countrywide Financial Corporation's ("Countrywide") commercial real estate finance business, which was launched in 2004. Prior to working at Countrywide, Mr. Fellows was a partner at Thomas Weisel Partners and the CEO of Scudder Weisel Capital, a joint venture with Zurich Insurance. From 1994 to 1999, Mr. Fellows was one of the key senior executives who led Nomura's industry-leading commercial real estate operations. In 1998, Mr. Fellows was named Co-CEO of such division. Prior to joining Nomura, Mr. Fellows worked at Morgan Stanley from 1987 to 1994 as the co-head of the non-agency mortgage trading desk and, before that, at Bank of America from 1983 to 1987 as a derivative securities and currency trader in the United States, Europe and Asia. Mr. Fellows received a B.S. degree in Economics with honors from the University of Missouri and a M.B.A. degree from the University of Oregon. Mr. Fellows' experience in the commercial real estate industry provides important perspectives on the Company's investments and financings.

        Barry S. Sternlicht has been the Chairman of the Board of Directors and the Chief Executive Officer of the Company since its inception in 2009. He has been the President and Chief Executive Officer of Starwood Capital Group, a privately-held global investment firm and an affiliate of the Company, since its formation in 1991. He is also the Chairman and Chief Executive Officer of Starwood Capital Group Management, L.L.C., a registered investment advisor and an affiliate of the Company. For the past 23 years, Mr. Sternlicht has structured investment transactions with an asset value of approximately $47 billion. He was the Chairman and Chief Executive Officer of Starwood Hotels & Resorts Worldwide, Inc. ("Starwood Hotels"), a NYSE-listed company, from 1995 to 2005. Mr. Sternlicht is the Chairman of the Board of TRI Pointe Homes, in which an affiliate of the Company is a stockholder, SWAY, an affiliate of the Company, Société du Louvre, an affiliate of the Company, and Baccarat S.A. He also serves on the Board of Directors of Restoration Hardware, The Estée Lauder Companies, the Pension Real Estate Association and the Real Estate Roundtable. Mr. Sternlicht is a Trustee of Brown University. Additionally, he serves as the Chairman of the Board of The Robin Hood Foundation and is on the board of the Dreamland Film & Performing Arts Center and the Executive Advisory Board of Americans for the Arts. He is a member of the World Presidents Organization and the Urban Land Institute. Mr. Sternlicht received a B.A., magna cum laude, with honors from Brown University. He later earned a M.B.A. with distinction from Harvard Business School. Mr. Sternlicht's extensive experience in both the commercial real estate markets and as a senior executive and director of other publicly traded corporations provides the Board with leadership and financial expertise as well as insight into the current status of the global financial markets.

        Strauss Zelnick has been a director of the Company since its inception in 2009. Mr. Zelnick is a founding partner and the President of ZelnickMedia Corporation, a media enterprise which manages and holds interests in an array of media businesses in the United States, Canada, Europe, Asia and Australia. Prior to forming ZelnickMedia in 2001, Mr. Zelnick was President and Chief Executive Officer of BMG Entertainment, a music and entertainment company, from 1998 to 2000. Mr. Zelnick served as President and Chief Executive Officer of the company's North American business unit from 1995 to 1998. Before joining BMG Entertainment, Mr. Zelnick was President and Chief Executive Officer of Crystal Dynamics, a leading producer and distributor of interactive entertainment software. Prior to that, he spent four years as President and Chief Operating Officer of 20th Century Fox, where he managed all aspects of Fox Inc.'s worldwide motion picture production and distribution business. Previously, he spent three years at Vestron Inc., two of which as the company's President and Chief Operating Officer. Mr. Zelnick also served as Vice President, International Television, at Columbia Pictures. Mr. Zelnick currently serves as Chairman and Chief Executive Officer of Take-Two Interactive Software and Chairman of ITN Networks. He previously served as a director of Blockbuster, Inc. He holds a B.A. from Wesleyan University, a M.B.A. from Harvard Business School and a J.D. from Harvard Law School. Mr. Zelnick's experience as a director and senior executive of publicly traded corporations provides the Company with leadership as well as financial expertise.

Compensation of Directors

        Executive directors do not receive compensation for serving on the Company's Board of Directors. For these purposes, an "executive director" is a member of the Company's Board of Directors who is also an employee of Starwood Capital Group or an affiliate thereof.

        Effective as of the second quarter of 2013, each non-executive director received an annual fee of $70,000 (increased from $50,000) for his or her services, payable in quarterly installments in conjunction with quarterly meetings of the Board of Directors, and an annual award of 2,807 restricted shares of Common Stock (based on an equity retainer of $70,000) under the Starwood Property Trust, Inc. Non-Executive Director Stock Plan (the "Director Stock Plan") which vest on the anniversary of the date of grant, subject to the director's continued service on the Company's Board of Directors. As of March 5, 2014, 55,660 shares of Common Stock were available for issuance under the Director Stock Plan and 11,228 shares of Common Stock were subject to unvested awards granted under the Director Stock Plan. Effective as of the second quarter of 2013, Mr. Bronson additionally received a supplemental annual cash retainer of $20,000 for his service as the Lead Independent Director. The Company also reimburses each of its directors for their travel expenses incurred in connection with their attendance at full Board of Directors and committee meetings.

        In 2013, with input from Meridian Compensation Partners, LLC ("Meridian"), the Compensation Committee's independent outside consultant, the Compensation Committee reviewed the compensation paid to the Company's non-executive directors. As part of this review, the Company's previous director compensation levels were compared to the director compensation levels at 13 other publicly traded companies that have characteristics that are similar to those of the Company (the "Compensation Peer Group"), and broader industry director compensation levels (based on general industry survey data provided by Meridian). The companies currently comprising the Compensation Peer Group are:

  American Capital, Ltd.
  Annaly Capital Management, Inc.
  Capstead Mortgage Corporation
  CYS Investments, Inc.
  iStar Financial Inc.
  MFA Financial, Inc.
  The NASDAQ OMX Group, Inc.
  NorthStar Realty Finance Corp.

  RAIT Financial Trust
  Realty Income Corporation
  Redwood Trust, Inc.
  Spirit Realty Capital, Inc.
  W. P. Carey Inc.

        Based on the review of non-executive director compensation levels, the Compensation Committee and Board of Directors approved the non-executive director compensation for 2014, which will be effective as of the second quarter thereof, in order to provide competitive director compensation levels, maintain consistent director compensation levels over time and reduce the complexity of the Company's fee structure. In recommending to the Board of Directors the non-executive director compensation levels for 2014, the Compensation Committee targeted the 50th percentile relative to the market data (i.e., peer group and survey data) to establish target compensation levels. Non-executive directors will receive the following compensation for service as members of the Board of Directors and as members of Board committees:

  •
  Annual Board of Directors cash membership fee of $90,000;

  •
  Board committee Chairperson cash retainers of $7,500 (Audit), $5,000 (Compensation) and $2,500 (Nominating), respectively;

  •
  Board committee membership cash retainers of $5,000 (Audit), $2,500 (Compensation), $2,500 (Investment) and $1,000 (Nominating), respectively;

  •
  Lead Independent Director cash retainer of $20,000; and

  •
  Annual Board equity retainer of $90,000 in shares of restricted stock, calculated based on the closing price of a share of Common Stock on the date of the grant, which grants will vest on the one-year anniversary of the date of the grant.

        The Board of Directors has also adopted a guideline for equity ownership equal to three times the value of the annual retainer, or $270,000. Directors have five years from the time of implementation of the guideline or, if later, their election to the Board to obtain this level of equity ownership. Restricted stock awards made by the Company in connection with Board and Board committee service may be counted toward achieving the equity ownership guidelines.

        The table below summarizes the compensation paid by the Company to its non-executive directors for the year ended December 31, 2013.

Name (a)	Fees Earned or Paid in Cash (b)	Stock Awards (c)(1)(2)	Option Awards (d)	Non-Equity Incentive Plan Compensation (e)	Change in Pension Value and Nonqualified Deferred Compensation Earnings (f)	All Other Compensation (g)	Total (h)
Richard D. Bronson	$91,000.00	$69,894.30	—	—	—	—	$160,894.30
Jeffrey F. DiModica	$70,000.00	$69,894.30	—	—	—	—	$139,894.30
Camille J. Douglas	$71,000.00	$69,894.30	—	—	—	—	$140,894.30
Strauss Zelnick	$80,000.00	$69,894.30	—	—	—	—	$149,894.30

(1)
On September 4, 2013, the non-executive directors received their annual equity grant of 2,807 shares of Common Stock. The amounts reported in this column are based on a closing price of $24.90 per share of Common Stock on the date of the grant.

(2)
As of December 31, 2013, each of the non-executive directors held 2,807 unvested restricted stock awards, for a total unvested share count of 11,228.

Recommendation of the Board of Directors

        The Board of Directors recommends a vote FOR the election of each of the nominees for director named above.

CORPORATE GOVERNANCE

Determination of Director Independence

        Pursuant to the Company's Corporate Governance Guidelines, the Board of Directors must be comprised of a majority of directors who qualify as independent directors under the listing standards of the NYSE ("Independent Directors"). The Board of Directors reviews annually the relationships that each director has with the Company (either directly or as a partner, stockholder or officer of an organization that has a relationship with the Company). Following such annual review, only those directors who the Board affirmatively determines have no material relationship with the Company (either directly or as a partner, stockholder or officer of an organization that has a relationship with the Company) will be considered Independent Directors, subject to additional qualifications prescribed under the listing standards of the NYSE or under applicable law. The Board may adopt and disclose categorical standards to assist it in determining director independence. In the event that a director becomes aware of any change in circumstances that may result in such director no longer being considered independent under the listing standards of the NYSE or under applicable law, the director must promptly inform the Chairperson of the Nominating and Corporate Governance Committee.

        The Board of Directors considered all relevant facts and circumstances in assessing director independence and has determined that each of Richard D. Bronson, Jeffrey F. DiModica, Camille J. Douglas and Strauss Zelnick is an Independent Director under the listing standards of the NYSE.

        In making this determination with respect to Mr. Bronson, the Board of Directors took into account the relationships between the Company and Tri Pointe Homes, in which an affiliate of the Company is a stockholder and of which Mr. Bronson is a director, and SWAY, an affiliate of the Company of which Mr. Bronson is a trustee. In making this determination with respect to Mr. DiModica, the Board of Directors took into account potential relationships between the Company and RBS, for which Mr. DiModica is the Head of MBS/ABS/CMBS Sales and Strategy for the Americas. The Board of Directors acknowledged that although the Company may engage in transactions with RBS or its affiliates (together, the "RBS Parties") from time to time, the Company and RBS have entered into an agreement providing that the RBS Parties will not make payments to, or receive payments from, the Company for property or services which exceeds the greater of $1 million or 2% of the RBS Parties' consolidated gross revenues in any fiscal year, in order to maintain Mr. DiModica's status as an Independent Director of the Company. In making this determination with respect to Ms. Douglas, the Board of Directors took into account a joint venture between Starwood Capital Group, an affiliate of the Company, and the LeFrak Organization, for which Ms. Douglas is a Senior Vice President and Advisor, which exists for the purpose of building a hotel in Miami, Florida.

Board Leadership Structure and Role in Risk Oversight

        Barry S. Sternlicht serves as both Chief Executive Officer and as Chairman of the Board of Directors. The Board of Directors believes that this leadership structure is appropriate and has enabled the Company to attract and retain a strong Chief Executive Officer. This structure avoids any lack of clarity over who runs the Company and results in a leader of the Board of Directors with greater substantive knowledge of the Company and the industry in which it operates than would otherwise be the case. The Board of Directors believes the Company's overall corporate governance policies and practices, combined with the strength of the Company's Independent Directors, minimize any potential conflicts that may result from combining the roles of Chief Executive Officer and Chairman. In the Board of Directors' view, splitting the roles would potentially have the consequence of making the

Company's management and governance processes less effective than they are today through undesirable duplication of work and, in the worst case, lead to a blurring of the clear lines of accountability and responsibility, without any clear offsetting benefits.

        Our Corporate Governance Guidelines contemplate that the Independent Directors will designate one of the Independent Directors to serve as Lead Independent Director. Mr. Bronson currently serves as Lead Independent Director. The Lead Independent Director works with the Chief Executive Officer and Chairman to ensure that the Board of Directors discharges its responsibilities, has structures and procedures in place to enable it to function independently of management and clearly understands the respective roles and responsibilities of the Board of Directors and management. In addition, the Lead Independent Director's duties include facilitating communication with the Board of Directors and presiding over regularly conducted executive sessions of the Independent Directors and other non-executive directors or sessions where the Chairman is not present. It is the role of the Lead Independent Director to review and approve matters such as meeting agendas, meeting schedule sufficiency, and, where appropriate, other information provided to the other directors. The Lead Independent Director serves as the liaison between the Chairman and the Independent Directors; however, all directors are encouraged to, and in fact do, consult with the Chairman on each of the above topics. The Lead Independent Director, and each of the other directors, communicates regularly with the Chairman and Chief Executive Officer regarding appropriate agenda topics and other matters related to the Board of Directors. The Lead Independent Director has the authority to call meetings of the Independent Directors and is available for consultation and direct communication with major stockholders. In performing these duties, the Lead Independent Director consults with the Chairpersons of the appropriate committees of the Board of Directors and solicits their participation in order to avoid diluting the authority of responsibilities of such committee Chairpersons.

        The Board of Directors believes that having a combined Chief Executive Officer and Chairman and a Lead Independent Director having significant and well-defined responsibilities as described above enhances the Chief Executive Officer and Chairman's ability to provide insight and direction on important strategic initiatives to both management and the Independent Directors and, at the same time, ensures that the appropriate level of independent oversight is applied to all decisions of the Board of Directors, and accordingly facilitates the overall functioning of the Board of Directors.

        The members of the Nominating and Corporate Governance Committee, the Audit Committee and the Compensation Committee of the Board of Directors, including their respective Chairpersons, are comprised entirely of Independent Directors who serve in oversight roles. Through these committees, the Board is actively involved in oversight of risk, compliance, possible conflicts of interest and related party transactions, and business results. Members of the Board of Directors have access to management and outside advisors; thus, the Chairman is not the sole source of information for the Board of Directors.

        The Manager is responsible for the day-to-day management of the risks the Company faces, while the Board, as a whole and through its committees, has responsibility for the oversight of risk management. In its risk oversight role, the Board has the responsibility to satisfy itself that the risk management processes designed and implemented by management are adequate and functioning as designed. To do this, the Chairman of the Board meets regularly with management to discuss strategy and risks facing the Company. Senior management attends the Board meetings and is available to address any questions or concerns raised by the Board on risk management and any other matters. The Chairman of the Board and independent members of the Board work together to provide strong, independent oversight of the Company's management and affairs through its standing committees and, when necessary, special meetings of Independent Directors.

Board and Committee Meetings

        The Board of Directors has four standing committees: an Audit Committee, a Nominating and Corporate Governance Committee, a Compensation Committee and an Investment Committee. Each of the Audit Committee, Nominating and Corporate Governance Committee and Compensation Committee is composed entirely of Independent Directors, as determined in accordance with the applicable rules of the NYSE. The current charters for each of the Audit Committee, Nominating and Corporate Governance Committee and Compensation Committee are available on the Company's website, www.starwoodpropertytrust.com, under the heading "Investor Relations" and the subheading "Corporate Governance." Further, the Company will provide a copy of these charters without charge to each stockholder upon written request. Requests for copies should be addressed to the Company's Secretary at Starwood Property Trust, Inc., 591 West Putnam Avenue, Greenwich, Connecticut 06830.

        The following descriptions of the functions performed by the committees of the Board of Directors are general in nature and are qualified in their entirety by reference to the committees' charters.

Audit Committee

        The Audit Committee, presently composed of Mr. Zelnick (Chairperson), Mr. Bronson and Ms. Douglas, is responsible for the selection, evaluation and oversight of the Company's independent auditors, as well as oversight of the financial reporting process and internal controls of the Company. The Board of Directors adopted a charter for the Audit Committee on August 11, 2009. Each Audit Committee member is "independent" as defined in the NYSE listing standards. The Board of Directors has determined that Mr. Zelnick qualifies as an "audit committee financial expert" as defined in the applicable U.S. Securities and Exchange Commission ("SEC") rules, and the Board of Directors has determined that Mr. Zelnick has accounting and related financial management expertise and that each member of the Audit Committee is financially literate within the meaning of the listing standards of the NYSE. The Audit Committee met four times during the fiscal year ended December 31, 2013.

        The primary purposes of the Audit Committee are to provide assistance to the Board of Directors in fulfilling its legal and fiduciary obligations with respect to matters involving the accounting, auditing, financial reporting, internal control and legal compliance functions of the Company and its subsidiaries, including, without limitation, (a) assisting the Board of Directors' oversight of (i) the integrity of the Company's financial statements, (ii) the Company's compliance with legal and regulatory requirements, (iii) the Company's independent auditors' qualifications and independence, and (iv) the performance of the Company's independent auditors and the Company's internal audit function, and (b) preparing the report required to be prepared by the Audit Committee pursuant to the rules of the SEC for inclusion in the Company's annual proxy statement.

Nominating and Corporate Governance Committee

        The Nominating and Corporate Governance Committee, presently composed of Mr. Zelnick (Chairperson), Mr. Bronson and Ms. Douglas, recommends to the Board of Directors individuals qualified to serve as directors of the Company and on committees of the Board of Directors; advises the Board of Directors with respect to the composition of the Board of Directors, procedures and committees; advises the Board of Directors with respect to the corporate governance principles applicable to the Company; and oversees the evaluation of the Board of Directors and the Company's management. The Board of Directors adopted a charter for the Nominating and Corporate Governance Committee on August 11, 2009. Each Nominating and Corporate Governance Committee member is "independent" as defined in the NYSE listing standards. The Nominating and Corporate Governance Committee met two times during the fiscal year ended December 31, 2013.

        The Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders. In considering candidates submitted by stockholders, the Nominating and Corporate Governance Committee will take into consideration the needs of the Board of Directors and the qualifications of the candidate and may take into consideration the number of shares held by the recommending stockholder and the length of time that such shares have been held.

        The Company's Bylaws provide certain procedures that a stockholder must follow to nominate persons for election to the Board of Directors. Nominations for director at an annual stockholder meeting must be submitted in writing to the Company's Secretary at Starwood Property Trust, Inc., 591 West Putnam Avenue, Greenwich, Connecticut 06830. The Secretary must receive the notice of a stockholder's intention to introduce a nomination or proposed item of business at an annual stockholder meeting:

  •
  not earlier than the close of business on the 120th day nor later than the close of business on the 90th day prior to the first anniversary of the date of mailing of the notice for the preceding year's annual meeting; or

  •
  in the event that the date of the mailing of the notice for the annual meeting is advanced or delayed by more than 30 days from the first anniversary of the date of mailing of the notice for the preceding year's annual meeting, not earlier than the 120th day prior to the date of mailing of the notice for such annual meeting and not later than the close of business on the later of the 90th day prior to the date of mailing of the notice for such annual meeting or the tenth day following the day on which disclosure of the date of mailing of the notice for such meeting is first made by the Company.

        The deadline for such notice of a stockholder nomination is the same as the deadline for notice of a stockholder proposal submitted outside of Rule 14a-8 with respect to the 2015 annual meeting of stockholders, which is discussed in the section of this Proxy Statement entitled "Stockholder Proposals for the 2015 Annual Meeting." The Bylaws also provide that the stockholder nomination notice must contain all information relating to such nominee that is required to be disclosed in solicitations of proxies for elections of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act") (including such person's written consent to being named in the proxy statement as a nominee and to serve as director if elected).

        As to the stockholder giving notice and the beneficial owner, if any, on whose behalf the proposal is being made, the notice must include:

  •
  the name and record address of the stockholder, as they appear on the Company's stock ledger, and of such beneficial owner;

  •
  the number of shares of each class of stock of the Company which are owned beneficially and of record by such stockholder and such beneficial owner; and

  •
  any other information relating to the stockholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act.

        In considering the qualifications for serving as a director of the Company, the Nominating and Corporate Governance Committee examines a candidate's experience, skills, expertise, diversity, personal and professional integrity, character, business judgment, time availability in light of other commitments, dedication, conflicts of interest and such other relevant factors that the committee considers appropriate in the context of the needs of the Board. Although there is no specific policy on diversity, the Nominating and Corporate Governance Committee also may seek to have the Board represent a diversity of backgrounds and experience.

        The Nominating and Corporate Governance Committee identifies potential nominees by asking current directors and executive officers to notify the Nominating and Corporate Governance

Committee if they become aware of suitable candidates. The Nominating and Corporate Governance Committee also may, from time to time, engage firms that specialize in identifying director candidates. As described above, the Nominating and Corporate Committee will also consider candidates recommended by stockholders.

        Once a person has been identified by the Nominating and Corporate Governance Committee as a potential candidate, the Nominating and Corporate Committee may collect and review publicly available information regarding the person to assess whether the person should be considered further. If the Nominating and Corporate Governance Committee determines that the candidate warrants further consideration, the Chairman or another member of the Nominating and Corporate Governance Committee will contact the person. Generally, if the person expresses a willingness to be considered and to serve on the Board of Directors, the Nominating and Corporate Governance Committee requests information from the candidate and reviews the person's accomplishments and qualifications. The Nominating and Corporate Governance Committee's evaluation process does not vary based on whether or not a candidate is recommended by a stockholder; however, as stated above, the Board of Directors may take into consideration the number of shares held by the recommending stockholder and the length of time that such shares have been held.

Compensation Committee

        The Compensation Committee, presently composed of Mr. Bronson (Chairperson), Mr. DiModica and Mr. Zelnick, oversees the Company's compensation practices, including its executive compensation plans, and its incentive-compensation and equity-based plans. The Compensation Committee also oversees the annual review of the Management Agreement, dated as of August 11, 2009, as the same may be amended from time to time, by and among the Company and the Manager (the "Management Agreement"), and oversees the annual review of the Starwood Property Trust, Inc. Manager Equity Plan (the "Manager Equity Plan"), the Starwood Property Trust, Inc. Equity Plan (the "Equity Plan") and the Director Stock Plan, each as adopted on August 11, 2009, as the same may be amended from time to time. The Board of Directors amended and restated the charter for the Compensation Committee on June 20, 2013. Each Compensation Committee member is "independent" as defined in the NYSE listing standards. The Compensation Committee met two times during the fiscal year ended December 31, 2013.

        The primary purposes of the Compensation Committee are:

  •
  to oversee the Company's compensation and employee benefit plans and practices, including its executive compensation plans, and its incentive- compensation and equity-based plans;

  •
  to review and discuss with management the Company's compensation discussion and analysis (the "CD&A") to be included in the Company's annual proxy statement or annual report on Form 10-K filed with the SEC;

  •
  to prepare the Compensation Committee Report as required by the rules of the SEC;

  •
  to oversee the annual review of the Management Agreement; and

  •
  to oversee the annual review of the Manager Equity Plan, the Equity Plan and the Director Stock Plan.

        The Compensation Committee has authority to determine the compensation payable to the Company's directors and to grant awards under the Company's equity incentive plans and from time to time may solicit recommendations from the Company's executive officers and/or outside compensation consultants in determining the amount or form of such director compensation or awards. The Compensation Committee also has authority to approve base salary and target bonus levels to be paid by an affiliate of the Manager to the Company's named executive officers, including Mr. Sossen and

Perry Stewart Ward, and equity-based compensation to be made to the Company's named executive officers. In determining the amount and form of such compensation, the Compensation Committee seeks recommendations from time to time from the Company's Chairman and Chief Executive Officer and/or outside compensation consultants. The Compensation Committee also oversees risk when it considers granting equity awards to the Manager under the Management Agreement. In particular, the factors considered by the Compensation Committee in making grants to the Manager may include performance related factors such as achievement of specified levels of net income. In evaluating investments and other management strategies, the opportunity to earn incentive compensation based on net income may lead the Manager to place undue emphasis on the maximization of net income at the expense of other criteria, such as preservation of capital, maintaining sufficient liquidity, and/or management of credit risk or market risk, in order to achieve higher incentive compensation. Investments with higher yield potential are generally riskier or more speculative. As a result, the Compensation Committee evaluates performance factors, such as net income, in conjunction with other key risk exposure factors in making grants to the Manager.

Compensation Committee Interlocks and Insider Participation

        The Compensation Committee is presently comprised of Mr. Bronson, Mr. DiModica and Mr. Zelnick, none of whom were officers or employees of the Company during the year ended December 31, 2013, and none of whom had any relationship requiring disclosure by the Company under Item 404 of Regulation S-K.

Investment Committee of Our Board of Directors

        The Investment Committee, currently composed of Mr. Sternlicht (Chairperson), Mr. Dishner, Mr. Fellows, Mr. DiModica and Mr. Zelnick, is responsible for the supervision of our Manager's compliance with our investment guidelines and conducting periodic reviews of our investment portfolio on at least a quarterly basis or more frequently as necessary. In addition, any proposed investment valued between $150 million and $250 million of our equity capital will require the approval of the Investment Committee, while any proposed investment valued at more than $250 million of our equity capital will require the approval of the full Board of Directors. The Board of Directors adopted a charter for the Investment Committee on August 11, 2009.

Executive Sessions of Non-Executive and Independent Directors

        Executive sessions of the non-executive directors occur regularly during the course of the year. "Non-executive directors" include all Independent Directors and any other non-management directors. Mr. Bronson, our Lead Independent Director, is responsible for presiding over executive sessions of the non-executive directors. In addition, in the event that the non-executive directors include any director who is not an Independent Director, an executive session of only the Independent Directors will occur at least once a year.

Number of Meetings of the Board of Directors and Attendance in 2013

        The Board of Directors met 16 times during the fiscal year ended December 31, 2013, including both regularly scheduled and special meetings. In 2013, each incumbent director attended at least 75% of the meetings of the Board of Directors and of the committees of the Board of Directors on which such director served during the period for which such director served. The Company expects each director serving on its Board of Directors to regularly attend meetings of the Board of Directors and the committees on which such director serves, and to review, prior to meetings, material distributed in advance of such meetings. A director who is unable to attend a meeting is expected to notify the Chairman of the Board of Directors or the chairman of the appropriate committee in advance of such meeting. The Company's policy regarding director attendance at the annual meetings of stockholders is to encourage directors to attend such meetings. Each director then in office attended our 2013 annual meeting of stockholders.

Report of the Audit Committee

        The Board of Directors has appointed an Audit Committee consisting of three directors. All of the members of the Audit Committee are "independent" as defined in the NYSE listing standards.

        The Audit Committee's job is one of oversight, as set forth in its charter. It is not the duty of the Audit Committee to prepare the Company's financial statements, to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles ("GAAP"). The independent registered public accounting firm is responsible for auditing the financial statements and expressing an opinion as to whether those audited financial statements fairly present the financial position, results of operations and cash flows of the Company in conformity with GAAP.

        The Audit Committee has reviewed and discussed the Company's audited financial statements with management and with Deloitte & Touche LLP, the Company's independent registered public accounting firm for fiscal year 2013. The Audit Committee has also discussed with Deloitte & Touche LLP the other matters required to be discussed under applicable accounting standards.

        The Audit Committee has received from Deloitte & Touche LLP the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding Deloitte & Touche LLP's communications with the Audit Committee concerning independence, has discussed Deloitte & Touche LLP's independence with Deloitte & Touche LLP and has considered the compatibility of non-audit services with independence of the independent registered public accounting firm.

        Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2013 for filing with the SEC.

        Respectfully submitted by the Audit Committee of the Board of Directors.

Strauss Zelnick (Chairperson) Richard D. Bronson Camille J. Douglas

Information on Corporate Governance and Communications with the Board

        The Company maintains a corporate governance section on its website to provide relevant information to stockholders and other interested parties. Corporate governance information available on the website includes the charters of the Audit Committee, Nominating and Corporate Governance Committee, and Compensation Committee of the Board of Directors, the Corporate Governance Guidelines of the Company, the Code of Business Conduct and Ethics and the Code of Ethics applicable to the Principal Executive Officer and Senior Financial Officers of the Company. This information is available on the Company's website, www.starwoodpropertytrust.com, under the heading "Investor Relations" and the subheading "Corporate Governance," and the information is available in print without charge to any stockholder upon written request to the Company's Secretary at Starwood Property Trust, Inc., 591 West Putnam Avenue, Greenwich, Connecticut 06830.

        You may initiate communications with the Board, the Chairman, the Independent Directors as a group, or any individual director or directors by writing to our Secretary at the address set forth above. You should indicate on the outside of the envelope the intended recipient (i.e., Board, Independent Directors as a group or any individual director or directors) of your communication. The Board has instructed our Secretary to review such correspondence and, at his discretion, not to forward items if he deems them to be of a commercial or frivolous nature or otherwise inappropriate for the recipient's consideration.

EXECUTIVE OFFICERS

        Information concerning the names, ages, terms and positions with the Company and business experience of the executive officers of the Company is set forth below. Ages shown for all executive officers are as of December 31, 2013.

Name	Age	Position(s)
Barry S. Sternlicht	53	Chairman of the Board of Directors and Chief Executive Officer
Boyd W. Fellows	53	Director and President
Andrew J. Sossen	37	Executive Vice President, General Counsel, Chief Operating Officer, Chief Compliance Officer and Secretary
Perry Stewart Ward	56	Chief Financial Officer, Treasurer and Principal Financial Officer

        The Company's Chief Executive Officer, Mr. Sternlicht is also an executive of Starwood Capital Group.

        In addition to Mr. Sternlicht and Mr. Fellows, for whom biographical information is provided in the section of this Proxy Statement entitled "Proposal 1: Election of Directors," the following individuals serve as the Company's executive officers.

        Andrew J. Sossen has been the Company's Chief Operating Officer since July 2011 and the Company's Executive Vice President, General Counsel and Chief Compliance Officer since January 2010. Prior to joining the Company, Mr. Sossen served from 2006 to 2009 as the General Counsel of KKR & Co.'s asset management business and of KKR Financial Holdings LLC, a publicly traded specialty finance company, where he was a member of senior management and was integrally involved in the policy and strategic decision-making, as well as the day-to-day operations, of the businesses. Mr. Sossen's career began at Simpson Thacher & Bartlett LLP, where he was a member of the firm's corporate department, specializing in capital markets and mergers and acquisitions. Mr. Sossen serves as a trustee of SWAY, an affiliate of the Company. Mr. Sossen received both a Juris Doctor and a Bachelor of Arts degree from the University of Pennsylvania.

        Perry Stewart Ward has been the Company's Chief Financial Officer, Treasurer and Principal Financial Officer since March 2011. He has also served as Chief Financial Officer, Head of Capital Markets and Risk Management and Managing Director of the Manager since October 2010. Mr. Ward is a founding partner of Coastal Capital Programs, a real estate finance company where he worked from October 2009 until October 2010. From 2004 until September 2009, Mr. Ward jointly managed the commercial real estate finance business of Countrywide Financial Corporation responsible for all capital markets activities and risk management. Mr. Ward received a B.A. degree in Economics from the University of Colorado and a M.B.A. degree from Carnegie-Mellon University.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS, DIRECTORS AND MANAGEMENT

        The following table sets forth the beneficial ownership of the Common Stock as of March 5, 2014 with respect to:

  •
  each of the Company's directors and director nominees;

  •
  each of the Company's named executive officers; and

  •
  all of the Company's directors, director nominees and executive officers as a group.

        Except as indicated in the table below, the business address of each person listed in the table below is the address of our principal executive office, Starwood Property Trust, Inc., 591 West Putnam Avenue, Greenwich, Connecticut 06830.

Directors and Named Executive Officers	Amount and Nature Of Beneficial Ownership	Percent of Class
Richard D. Bronson(1)(2)	35,085	*
Jeffrey F. DiModica(1)	35,285	*
Jeffrey G. Dishner	144,538	*
Camille J. Douglas(1)	11,085	*
Boyd W. Fellows	31,697	*
Barry S. Sternlicht(3)	3,299,158	1.7%
Strauss Zelnick(1)(4)	28,085	*
Andrew J. Sossen	67,837	*
Perry Stewart Ward	31,976	*
Directors and Executive Officers as a Group (9 persons)	3,684,746	1.9%

*
Less than 1%

(1)
Includes 11,085 shares of restricted Common Stock granted to non-executive directors pursuant to the Director Stock Plan.

(2)
Includes 15,000 shares owned by Mr. Bronson's spouse.

(3)
Includes 253,421 shares owned in a trust of which Mr. Sternlicht is the trustee.

(4)
Includes 11,800 shares owned in trusts of which Mr. Zelnick is the trustee and includes 2,600 shares owned by Mr. Zelnick's spouse.

        The following table sets forth certain information relating to the beneficial ownership of our Common Stock by each person, entity or group known to the Company to be the beneficial owner of more than five percent of our Common Stock based on a review of publicly available statements of beneficial ownership filed with the SEC on Schedules 13D and 13G through March 5, 2014.

Name and Address of Beneficial Owner	Amount and Nature Of Beneficial Ownership	Percent of Class
Capital Research Global Investors(1)	17,572,000	9.0%
333 South Hope Street
Los Angeles, California 90071
The Vanguard Group(2)	10,529,686	5.39%
100 Vanguard Boulevard
Malvem, Pennsylvania 19355
BlackRock, Inc.(3)	10,419,643	5.3%
40 East 52nd Street
New York, New York 10022
Luxor Capital Group, LP(4)	9,814,173	5.0%
1114 Avenue of the Americas, 29th Floor
New York, New York 10036

(1)
Based on information as of December 31, 2013 set forth in Schedule 13G/A filed with the SEC on February 13, 2014 by Capital Research Global Investors, which is a division of Capital Research and Management Company.

(2)
Based on information as of December 31, 2013 set forth in Schedule 13G filed with the SEC on February 12, 2014 by the Vanguard Group, which has sole voting power with respect to 123,180 shares of Common Stock, sole dispositive power with respect to 10,419,906 shares of Common Stock and shared dispositive power with respect to 109,780 shares of Common Stock.

(3)
Based on information as of December 31, 2013 set forth in Schedule 13G/A filed with the SEC on January 30, 2014 by BlackRock, Inc., which has sole voting power with respect to 9,677,473 shares of Common Stock and sole dispositive power with respect to 10,419,643 shares of Common Stock.

(4)
Based on information as of January 23, 2014 set forth in Schedule 13G filed with the SEC on February 3, 2014 by Luxor Capital Group, LP, Luxor Management, LLC and Christian Leone, each of which has shared voting and dispositive power with respect to 9,814,173 shares of Common Stock, among others.

        Unless otherwise indicated, all shares set forth in the tables above are owned directly, and the indicated person has sole voting and investment power. Unless otherwise indicated, the percentage of beneficial ownership is calculated based on 195,744,803 shares of Common Stock outstanding as of March 5, 2014. In accordance with SEC rules, each listed person's beneficial ownership includes:

  •
  all shares the investor actually owns beneficially or of record;

  •
  all shares over which the investor has or shares voting or dispositive control (such as in the capacity as a general partner of an investment fund); and

  •
  all shares the investor has the right to acquire within 60 days (such as shares of restricted Common Stock that are currently vested or which are scheduled to vest within 60 days).

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

        None of the named executive officers of the Company is an employee of the Company. We are managed by the Manager, pursuant to the terms of the Management Agreement. All of our named executive officers are employees of an affiliate of the Manager. Because the Management Agreement with the Manager provides that the Manager is responsible for managing the Company's affairs, the Company's Chief Executive Officer and each of its other current executive officers, each of whom is an executive of Starwood Capital Group or an affiliate thereof, do not receive cash compensation from the Company for serving as the Company's executive officers. Instead, the Company pays the Manager the management fees described in the section of this Proxy Statement entitled "Certain Relationships and Related Transactions—Management Agreement" and, at the discretion of the Compensation Committee of the Board of Directors, the Company may also grant the Manager equity-based awards.

        The Company also considers the results of the stockholder advisory vote on executive compensation. More than 99% of the votes cast at our 2013 annual meeting of stockholders voted to approve our executive compensation. The Company did not make any change to the Company's executive compensation program in response to this advisory vote.

Cash Compensation

        We have not paid directly, and do not intend to pay directly, any cash compensation to our named executive officers. However, Mr. Sossen, the Company's Executive Vice President, General Counsel, Chief Operating Officer, Chief Compliance Officer and Secretary and Mr. Ward, the Company's Chief Financial Officer, Treasurer and Principal Financial Officer, were seconded to the Company by an affiliate of the Manager under the terms of an agreement with such affiliate of the Manager pursuant to which the Company reimburses the affiliate of the Manager for a portion of its expenses incurred in employing the person or persons serving those roles, including annual base salary, bonus potential and employee benefit costs. Mr. Sossen's annual base salary for 2013 was $300,000 and his cash bonus for 2013 was $1,100,000. Mr. Sossen's initial annual base salary was recommended by our Chairman and Chief Executive Officer in consultation with the Manager based on a general understanding of compensation practice in our industry, as well as anticipated salary requirements of other candidates who could potentially fill the position. The Compensation Committee reviewed and approved Mr. Sossen's initial annual base salary. Mr. Ward's annual base salary for 2013 was $300,000, and his cash bonus for 2013 was $1,425,000. Mr. Ward's initial annual base salary was recommended by our Chairman and Chief Executive Officer in consultation with the Manager based on a general understanding of compensation practice in our industry, as well as anticipated salary requirements of other candidates who could potentially fill the position.

        Mr. Sossen's and Mr. Ward's cash bonuses for 2013 were recommended by our Chairman and Chief Executive Officer in consultation with the Manager, with the assistance of Meridian, the Compensation Committee's independent outside compensation consultant, based upon a review of compensation paid by the Compensation Peer Group for comparable positions as well as broader industry compensation levels (based on the Towers Watson Management Survey and the Mercer U.S. Executive Survey and industry survey data provided by Meridian). The Compensation Committee reviewed and approved Mr. Sossen's and Mr. Ward's cash bonuses for 2013. In approving Mr. Sossen's and Mr. Ward's cash bonuses, the Compensation Committee targeted the 75th percentile relative to the market data (i.e., Compensation Peer Group and survey data).

Equity-Based Compensation

        The Compensation Committee may, from time to time pursuant to our equity incentive plans, grant our named executive officers certain equity-based awards, including stock options, restricted shares of Common Stock, restricted stock units, dividend equivalent rights and other equity-based awards. These awards are designed to align the interests of our named executive officers with those of our stockholders, by allowing our named executive officers to share in the creation of value for our stockholders through capital appreciation and dividends. These equity awards are generally subject to vesting requirements over a number of years, and are designed to promote the retention of management and to achieve strong performance for the Company. These awards provide a further benefit to us by enabling our Manager to attract, motivate and retain talented individuals to serve as our executive officers. In 2013, the Company granted 25,000 restricted shares of Common Stock to Mr. Sossen pursuant to the Equity Plan, which vest in quarterly installments over a three-year period, subject to Mr. Sossen's continued service to the Company. In determining the equity-based awards for 2013, the Compensation Committee considered input from Meridian, its independent outside compensation consultant.

Role of Compensation Committee

        The Compensation Committee reviews and approves base salary and target bonus levels as well as any equity-based awards to be made to our named executive officers based on recommendations from the Company's Chairman and Chief Executive Officer and outside compensation consultants. Information on the Compensation Committee's processes and procedures for consideration of executive compensation are addressed in the section of this Proxy Statement entitled "Corporate Governance—Board and Committee Meetings—Compensation Committee."

Independent Compensation Consultant

        Meridian provides executive compensation consulting services to the Compensation Committee. Meridian:

  •
  Participates in the design of the Company's executive compensation programs;

  •
  Provides and reviews market data and advises the Compensation Committee on setting executive compensation levels and the competitiveness and reasonableness of the Company's executive compensation program;

  •
  Reviews and advises the Compensation Committee regarding the elements of the Company's executive compensation program, as relative to the Company's peers; and

  •
  Reviews and advises the Compensation Committee regarding director compensation.

        Meridian does not provide any other services to the Company or the Manager.

Role of Executive Officers

        As noted above, the Compensation Committee is responsible for approving compensation for our named executive officers. Our Chairman of the Board and Chief Executive Officer, Mr. Sternlicht, annually reviews the performance of each member of senior management (other than Mr. Sternlicht's own performance). Recommendations based on these reviews, including salary adjustments, annual bonuses, and equity-based grants, if any, are presented by Mr. Sternlicht to the Compensation Committee. All decisions for 2013 made by the Compensation Committee with respect to Mr. Sossen and Mr. Ward were made after deliberation with Mr. Sternlicht. As noted elsewhere in this Proxy Statement, Mr. Sternlicht does not receive any compensation from the Company for his services as Chairman and Chief Executive Officer of the Company (other than his interest in fees paid and equity awards granted to the Manager), and the Company does not reimburse Starwood Capital Group or any its affiliates for cash compensation paid to Mr. Sternlicht.

        At various times during the year at the request of the Compensation Committee, Mr. Sternlicht, our Chairman and Chief Executive Officer, attended Compensation Committee meetings, or portions of Compensation Committee meetings, to provide the Compensation Committee with information regarding the Company's operational performance, financial performance or other topics requested by the Compensation Committee to assist the Compensation Committee in making its compensation decisions.

Compensation Committee Report

        The Compensation Committee has reviewed and discussed the CD&A included in this Proxy Statement with management. Based on that review and discussion, the Compensation Committee recommended to the Board of Directors that the CD&A be included in this Proxy Statement.

        Respectfully submitted by the Compensation Committee of the Board of Directors.

Richard D. Bronson (Chairperson) Jeffrey F. DiModica Strauss Zelnick

Summary Compensation Table

        The following table provides information regarding compensation earned by the Company's named executive officers for the year ended December 31, 2013, as well as for the years ended December 31, 2012 and 2011. As described in the CD&A included in this Proxy Statement, none of the named executive officers of the Company are employees of the Company and the Company did not directly pay any cash compensation to the named executive officers for or in 2013.

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(1)	Stock Awards ($)		Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)	Total ($)
Andrew J. Sossen	2013	$300,000	$1,100,000	$694,000	(2)	0	0	$2,094,000
Executive Vice President,	2012	$250,000	$850,000	$262,750	(3)	0	0	$1,362,750
General Counsel, Chief	2011	$250,000	$600,000	$250,010	(4)	0	0	$1,100,010
Operating Officer, Chief Compliance Officer and Secretary
Perry Stewart Ward	2013	$300,000	$1,425,000	0		0	0	$1,725,000
Chief Financial Officer,	2012	$300,000	$968,321	$105,100	(5)	0	0	$1,373,421
Treasurer and Principal	2011	$237,500	$450,000	0		0	0	$687,500
Financial Officer(6)

(1)
The amounts shown in these columns represent that portion of the compensation paid by an affiliate of the Manager to these individuals for which such affiliate of the Manager has been reimbursed by the Company.

(2)
On March 28, 2013, Mr. Sossen received an annual award of 25,000 shares of Common Stock. The amount reported in this column is based on a closing price of $27.76 per share of Common Stock on the date of grant.

(3)
On March 30, 2012, Mr. Sossen received an annual award of 12,500 shares of Common Stock. The amount reported in this column is based on a closing price of $21.02 per share of Common Stock on the date of grant.

(4)
On February 23, 2011, Mr. Sossen received an annual award of 11,082 shares of Common Stock. The amount reported in this column is based on a closing price of $22.56 per share of Common Stock on the date of the grant.

(5)
On March 30, 2012, Mr. Ward received an annual award of 5,000 shares of Common Stock. The amount reported in this column is based on a closing price of $21.02 per share of Common Stock on the date of the grant.

(6)
Mr. Ward was appointed as Chief Financial Officer, Treasurer and Principal Financial Officer effective March 15, 2011. Prior to his appointment, Jerome C. Silvey served as Executive Vice President and Interim Principal Financial Officer. Mr. Silvey did not receive any compensation from the Company in connection with his service in such position. Barry S. Sternlicht, the Company's Chairman and Chief Executive Officer, and Boyd W. Fellows, the Company's President, have not received any compensation from the Company in connection with their service in such positions.

Grants of Plan-Based Awards During Fiscal Year Ended December 31, 2013

        The following table provides information regarding plan-based awards granted to the Company's named executive officers during the year ended December 31, 2013.

Name	Grant Date	All Other Stock Awards: Number of Shares of Stock or Units (#)		Grant Date Fair Value of Equity Awards ($)
Andrew J. Sossen
Restricted Stock Award	March 28, 2013	25,000	(1)	$694,000

(1)
The restricted shares received by Mr. Sossen will vest in quarterly installments over a three-year period beginning on March 31, 2013.

Outstanding Equity Awards at December 31, 2013

        The following table provides information regarding outstanding equity awards of the Company's named executive officers as of December 31, 2013.

	Stock Awards
Name	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(3)
Andrew J. Sossen	20,835	(1)	$577,129.50
Perry Stewart Ward	1,667	(2)	$46,175.90

(1)
Reflects restricted stock awards granted to Mr. Sossen which vest in quarterly installments over three-year periods beginning on March 31, 2012 and March 31, 2013. The number of Mr. Sossen's restricted stock awards that had not vested as of December 31, 2013 and the respective vesting dates for such awards are as follows: 3,125 on each of March 31, 2014, June 30, 2014, September 30, 2014 and December 31, 2014 and 2,084 on each of March 31, 2015, June 30, 2015, September 30, 2015 and December 31, 2015.

(2)
Reflects restricted stock awards granted to Mr. Ward which vest in annual installments over a three-year period beginning on December 31, 2012. The number of Mr. Ward's restricted stock awards that had not vested as of December 31, 2013 and the respective vesting dates for such awards are as follows: 1,667 on December 31, 2014.

(3)
The amount reported in this column is based on a closing price of $27.70 per share of Common Stock on December 31, 2013.

Stock Vested in Fiscal Year Ended December 31, 2013

        The following table provides information for each named executive officer with respect to the vesting of stock awards during the year ended December 31, 2013, and the value realized upon such vesting.

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)(1)	Value Realized on Vesting ($)(2)
Andrew J. Sossen	16,194	$422,015
Perry Stewart Ward	1,666	$46,048

(1)
Represents the vesting of restricted stock awards under the Equity Plan.

(2)
Value realized on vesting of restricted stock awards is the fair market value on the date of vesting. Fair market value is based on the closing price of the Company's Common Stock as reported by the NYSE.

Potential Payments upon Termination of Employment

        The Company does not have any employment agreements with any of its named executive officers and is not obligated to make any payments to them upon termination of employment. In the event that the employment of a named executive officer of the Company is terminated, such named executive officer will forfeit any and all unvested restricted stock awards that he or she has been granted by the Company under the Equity Plan.

Potential Post-Employment Payments and Payments upon Change in Control

        None of the Company's named executive officers has the right to terminate employment and receive severance payments from the Company and the Company is not required to make payments to a named executive officer upon a change of control. However, all unvested restricted stock awards that the Company has granted under the Equity Plan will vest immediately upon a change of control (as defined in the Equity Plan). Assuming for the sake of analysis that the triggering event took place on December 31, 2013, the value of the vested restricted stock awards for each named executive officer would be the same as the respective values set forth in the second column of the table presented in the section of this Proxy Statement entitled "—Outstanding Equity Awards at December 31, 2013."

        We have not included a Pension Benefits Table or a Nonqualified Deferred Compensation Table because, due to the limited nature of our compensation program, we have nothing to report with respect to any of these items.

Equity Compensation Plan Information

        The following table provides information regarding the number of shares of our Common Stock that may be issued under the Company's equity compensation plans as of December 31, 2013.

	(a)	(b)	(c)
Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Equity compensation plans approved by security holders	510,415	N/A	6,030,660
Equity compensation plans not approved by security holders	—	—	—

Total	510,415	N/A	6,030,660

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Exchange Act requires the Company's directors, executive officers and persons beneficially owning more than ten percent of a registered class of the Company's equity securities to file reports of beneficial ownership and changes in such ownership on Forms 3, 4 and 5 with the SEC and the NYSE. These persons are also required to furnish the Company with copies of all Forms 3, 4 and 5 that they file. Based solely on the Company's review of the copies of such forms it has received, the Company believes that all its executive officers, directors and greater than ten percent beneficial owners complied with all filing requirements applicable to them since January 1, 2013, other than the filing of (i) a Form 4 for Mr. Sternlicht reporting a single transaction, which was inadvertently filed late on March 5, 2014 on behalf of Mr. Sternlicht, (ii) a Form 4 for each of Mr. Fellows and Mr. Ward reporting five and three transactions, respectively, which were inadvertently filed late on March 21, 2014 on behalf of such individuals, and (iii) a Form 4 for each of Mr. Sternlicht and Mr. Dishner reporting six and seven transactions, respectively, which were inadvertently filed late on March 28, 2014 on behalf of such individuals. The Company has recently evaluated the cause of such delinquent filings and is putting in place controls to prevent future delinquent filings.

PROPOSAL 2
ADVISORY VOTE ON EXECUTIVE COMPENSATION

        Pursuant to Section 14A of the Exchange Act, we are providing stockholders with an opportunity to vote to approve, on an advisory basis, the compensation of our named executive officers as disclosed in this Proxy Statement. The advisory vote on executive compensation described in this proposal is commonly referred to as a "say-on-pay vote." More than 99% of the votes cast at the 2013 annual meeting voted to approve our executive compensation. At the 2011 annual meeting, we asked our stockholders to indicate if we should hold an advisory vote on the compensation of our named executive officers every one, two or three years. Because at our 2011 annual meeting our stockholders voted in favor of an annual advisory vote, we again are asking our stockholders to approve the compensation of our named executive officers as disclosed in this Proxy Statement in accordance with the SEC's rules. We expect to hold a say-on-pay vote on an annual basis in the foreseeable future.

        As described in the CD&A included in this Proxy Statement, none of the named executive officers of the Company are employees of the Company and the Company has not directly paid, and does not intend to directly pay, any cash compensation to the named executive officers. However, we are charged by an affiliate of the Manager for certain of its expenses incurred in employing certain of our named executive officers. Additionally, from time to time we may grant to our named executive officers equity-based awards pursuant to our equity incentive plans, which we believe serve to align the interests of named executive officers with the interests of our stockholders in receiving attractive risk-adjusted dividends and growth.

        This proposal gives our stockholders the opportunity to express their views on the overall compensation of our named executive officers and the philosophy, policies and practices described in this Proxy Statement. For the reasons discussed above, we are asking our stockholders to indicate their support for our named executive officer compensation by voting FOR the following resolution at the Annual Meeting:

          "RESOLVED, that Starwood Property Trust, Inc.'s stockholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in this Proxy Statement pursuant to the compensation disclosure rules of the U.S. Securities and Exchange Commission, which disclosure includes the Compensation Discussion and Analysis, the Summary Compensation Table and the other related tables and disclosure."

        The say-on-pay vote is an advisory vote only, and therefore it will not bind the Company or our Board of Directors. However, the Board of Directors and the Compensation Committee will consider the voting results as appropriate when making decisions regarding executive compensation.

Recommendation of the Board of Directors

        The Board of Directors recommends a vote FOR the approval of the advisory resolution relating to the compensation of our named executive officers as disclosed in this Proxy Statement.

PROPOSAL 3
RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Proposed Independent Auditor

        Deloitte & Touche LLP, independent certified public accountants, served as the independent registered public accounting firm of the Company and its subsidiaries for the year ended December 31, 2013. The Audit Committee has appointed Deloitte & Touche LLP to be the Company's independent registered public accounting firm for the fiscal year ending December 31, 2014 and has further directed that the selection of the independent registered public accounting firm be submitted for ratification by the stockholders at the Annual Meeting.

        Although there is no requirement that Deloitte & Touche LLP's appointment be terminated if the ratification fails, the Audit Committee will consider the appointment of other independent registered public accounting firms if the stockholders choose not to ratify the appointment of Deloitte & Touche LLP. The Audit Committee may terminate the appointment of Deloitte & Touche LLP as our independent registered public accounting firm without the approval of the stockholders whenever the Audit Committee deems such termination appropriate.

        Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting. The representatives of Deloitte & Touche LLP will be given the opportunity to make a statement, if they so desire, and will be available to respond to appropriate questions from stockholders.

Recommendation of the Board of Directors

        The Board of Directors and its Audit Committee recommend a vote FOR the ratification of the appointment of Deloitte & Touche LLP as the independent registered public accounting firm for the Company for the year ending December 31, 2014.

 INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        On March 13, 2014, the Audit Committee appointed Deloitte & Touche LLP to serve as the Company's independent registered public accounting firm for the year ending December 31, 2014, subject to stockholder ratification. The Audit Committee considered the non-audit services provided by Deloitte & Touche LLP and determined that the provision of such services was compatible with maintaining Deloitte & Touche LLP's independence.

        The following table presents fees for professional audit services rendered by Deloitte & Touche LLP for the audit of the Company's annual financial statements for the years ended December 31, 2013 and 2012, and fees billed for other services rendered by Deloitte & Touche LLP during those periods.

	2013	2012
Audit Fees(1)	$2,387,300	$1,341,616
Audit Related Fees(2)	$2,200	$2,020
Tax Fees(3)	$463,423	$101,802
All Other Fees(4)	$1,625,845	$0

Total Fees	$4,478,768	$1,445,438

(1)
Audit Fees primarily represent, for the years ended December 31, 2013 and 2012, fees for the audits and quarterly reviews of the consolidated financial statements filed with the SEC on Forms 10-K and 10-Q, as well as work generally only the independent registered public accounting firm can be reasonably expected to provide, such as comfort letters, statutory audits, consents and review of documents filed with the SEC, including certain Form 8-K filings. For the year ended December 31, 2013, they additionally represent non-recurring fees associated with the issuance of separate company financial statements in connection with the SWAY Spin-Off (as defined below) and with the opening balance sheet audit in connection with the LNR Property Acquisition (as defined below).

(2)
Audit Related Fees primarily represent, for the years ended December 31, 2013 and 2012, fees for the Company's subscription to Deloitte & Touche LLP's online accounting and reporting technical library.

(3)
Tax Fees primarily represent, for the years ended December 31, 2013 and 2012, fees for professional services for tax compliance, tax advice and tax planning. For the year ended December 31, 2013, such fees additionally represent those primarily related to the taxable structure of LNR Property (as defined below) and its affiliated entities as a result of the LNR Property Acquisition.

(4)
All Other Fees primarily represent, for the year ended December 31, 2013, due diligence-related fees in connection with the LNR Property Acquisition and certain other transactions, as well as fees in connection with convertible debt and equity offerings completed during the year.

Pre-Approval Policies for Services of Independent Registered Public Accounting Firm

        In accordance with Audit Committee policy and requirements of law, the Audit Committee pre-approves all services to be provided by the independent audit firm, including all audit services, audit-related services, tax services and other services. In some cases, the full Audit Committee provides pre-approval for up to a year, related to a particular defined task or scope of work and subject to a specific budget. The Audit Committee has authorized its Chairperson to pre-approve additional services and, if the Chairperson of the Audit Committee pre-approves a service pursuant to this authority, he or she reviews the matter with the full Audit Committee at its next regularly scheduled meeting. To avoid potential conflicts of interest, the law prohibits a publicly traded company from obtaining certain non-audit services from its independent audit firm. The Company obtains these services from other firms as needed.

        For the year ended December 31, 2013, all services provided by Deloitte & Touche LLP were pre-approved by the Audit Committee pursuant to such policies.

Procedures

        Requests or applications to provide services that require specific approval by the Audit Committee or the Chairperson will be submitted to the Audit Committee or the Chairperson, as the case may be, by both the independent auditor and the Company's Chief Financial Officer, and must include a joint statement as to whether, in their view, the request or application is consistent with the rules of the SEC on auditor independence and the requested services is not a non-audit service prohibited by the SEC.

PROPOSAL 4
STOCKHOLDER PROPOSAL

        The United Food & Commercial Workers International Union General Fund, 1775 K Street, N.W., Washington, D.C. 20006, the beneficial owner of more than $2,000 worth of our Common Stock, has notified the Company that it intends to present a proposal at the Annual Meeting. The stockholder proposal is set forth below. The Company is not responsible for the accuracy of the proposal or the proponent's supporting statement.

Stockholder Proposal

RESOLVED:    The shareholders of Starwood Property Trust, Inc. (the "Company") urge the Board of Directors to adopt a policy that the Board's chairman be an independent director. The policy should be implemented so as not to violate any contractual obligation and should specify: (a) how to select a new independent chairman if a current chairman ceases to be independent during the time between annual meetings of shareholders; and, (b) that compliance with the policy is excused if no independent director is available and willing to serve as chairman.

SUPPORTING STATEMENT:    It is the responsibility of the Board of Directors to protect shareholders' long-term interests by providing independent oversight of management. By setting agendas, priorities and procedures, the position of Chairman is critical in shaping the work of the Board.

In our opinion, a board of directors is less likely to provide rigorous independent oversight of management if the Chairman is the CEO, as is the case with our Company. CEO Barry S. Sternlicht has served as both Chairman and CEO since 2009.

We believe that having a board chairman who is independent of the Company and its management is a governance practice that will promote greater management accountability to shareholders and lead to a more objective evaluation of management.

According to the Millstein Center for Corporate Governance and Performance (Yale School of Management), "The independent chair curbs conflicts of interest, promotes oversight of risk, manages the relationship between the board and CEO, serves as a conduit for regular communication with shareowners, and is a logical next step in the development of an independent board." (Chairing the Board: The Case for Independent Leadership in Corporate North America, 2009.)

An NACD Blue Ribbon Commission on Directors' Professionalism recommended several years ago that an independent director should be charged with "organizing the board's evaluation of the CEO and provide ongoing feedback; chairing executive sessions of the board; setting the agenda and leading the board in anticipating and responding to crises." A blue-ribbon report from The Conference Board echoed that sentiment a few years later.

A number of institutional investors believe that a strong, objective board leader can best provide the necessary oversight of management. Thus, the California Public Employees' Retirement System's Global Principles of Accountable Corporate Governance recommends that a company's board should generally be chaired by an independent director, as does the Council of Institutional Investors.

We thus believe that an independent director serving as chairman can help ensure the functioning of an effective board. We urge you to vote FOR this resolution.

Board of Directors Statement in Opposition to the Stockholder Proposal

        The Board of Directors has carefully considered the foregoing proposal and has determined that its adoption is not in the best interests of the Company's stockholders for the reasons set forth below. Accordingly, the Board of Directors recommends a vote AGAINST the proposal.

        The Board of Directors is committed to protecting stockholders' interests by providing independent oversight of management and has already adopted numerous measures that foster director independence. As such, the Board of Directors believes that the current leadership structure fully supports the accountability of management to the independent directors. In ensuring this, the Board of Directors has taken affirmative steps to facilitate accountability to stockholders and independent oversight of management, including, for example, through the following:

  •
  The Company retains a majority of independent directors on the Board. The Board's independent members are fully involved in the Company's operations and meet regularly without management, including the Chief Executive Officer, present.

  •
  Our Corporate Governance Guidelines provide that if the Chairman of the Board is not an independent director, a Lead Independent Director will be designated by the other independent members of the Board. Currently, Mr. Bronson serves in this role. The Lead Independent Director works with the Chief Executive Officer and Chairman to ensure that the Board of Directors discharges its responsibilities, has structures and procedures in place to enable it to function independently of management and clearly understands the respective roles and responsibilities of the Board of Directors and management. In addition, the Lead Independent Director's duties include: presiding over all meetings of the Board at which the Chairman is not present, including executive sessions of the Board's independent directors; serving as a liaison between the Chairman and the independent directors; approving information sent to the Board, including meeting agendas; approving meeting schedules; having the authority to call meetings of the independent directors; and being available at the request of major stockholders for consultation and direct communication. Executive sessions of the non-executive directors, which include all independent directors, occur regularly during the course of the year.

  •
  The Board of Directors also maintains a strong and involved committee system, with each of the principal standing committees (the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee) being composed entirely of independent directors. This means that oversight of critical issues such as the integrity of the Company's financial statements, the compensation of executive management, and the development and implementation of the Company's corporate governance policies is entrusted to independent directors.

        Moreover, in addition to this carefully considered leadership structure, our directors, including the Chairman, are bound by the same fiduciary duties to act in a manner that they believe to be in the best interests of the Company and the stockholders. Separating the Chairman and Chief Executive Officer positions would not enhance or change the fiduciary duties applicable to our directors.

        Furthermore, the Board of Directors believes the current governance structure enhances stockholder value. The primary responsibility of the Board of Directors is to foster long-term success of the Company, and a key element in fulfilling this responsibility is to periodically determine which person or persons should serve as our Chairman and Chief Executive Officer based on the best interests of the Company and its stockholders at that time. The members of the Board of Directors are in the best position to make this decision based on their knowledge of the Company. At the present time, the Board of Directors believes that (a) Mr. Sternlicht serving as both Chairman and Chief Executive Officers provides substantial benefits to the Company and (b) it would be unwise to impose an inflexible requirement that the position of Chairman always be limited to only an independent director.

        The Board of Directors currently believes that Mr. Sternlicht, in particular, is well-suited to act in this dual role, and his service as both Chairman and Chief Executive Officer is appropriate and in the best interests of the Company and our stockholders because of his years of experience with the Company, his deep institutional knowledge, and the demonstrated performance of the Company under his leadership. Having an executive who possesses broad experience and information about the Company's operations and the industry, with authority and access to management, contributes to the highest level of informed judgment, effective feedback and oversight. As the Chief Executive Officer of the Company, Mr. Sternlicht is ultimately responsible for the Company's management of risk and is therefore best able to bring key business issues and risks to the attention of the Board of Directors. The combined role strikes the appropriate balance between active leadership and independent oversight of business, it facilitates the efficient and effective functioning of the Board of Directors, and it allows for the pursuit of a unified vision for the Company, in each case without compromising management accountability.

        This is also consistent with the historical practices of a majority of U.S. public companies, which have typically followed a model in which the Chief Executive Officer also serves as the Chairman of the Board. Recognizing, however, that there are differing viewpoints concerning the optimal leadership structure for public companies, in considering the proposal, the Company engaged in discussions with a number of our stockholders in order to take into account their feedback. Those discussions indicated that, at the present time, these stockholders value the combined Chairman/Chief Executive Officer role and support providing the Board of Directors the flexibility to change the allocation of leadership responsibilities over time, depending on the circumstances.

        In contrast, implementing a policy as requested by the stockholder proposal would mandate a fixed, inflexible, one-size-fits-all leadership structure for the Company and would prevent the Board of Directors, including future boards, from determining the most appropriate leadership structure for the Company. In our view, the Board of Directors is best positioned to determine the appropriate leadership structure for our Company, and it can most effectively perform its leadership responsibilities and best protect its stockholders' interests when it can exercise its judgment in light of the challenges facing the Company from time to time.

        The Board of Directors, of course, recognizes that there may be circumstances in which there is value in having separate individuals serve as Chairman and Chief Executive Officer. The Board would consider making a change to the combined Chairman and Chief Executive Officer structure if it determined that would be the best course of action for the Company. Currently, however, the Board of Directors believes that the Company and the stockholders are best served by Mr. Sternlicht's dual role and by having the option going forward to have the same individual serve as Chairman and Chief Executive Officer. Restricting the Board's discretion by adopting a one-size-fits-all policy would deprive the Company of the value created by Mr. Sternlicht's current role and limit the Board's ability to select the most qualified and appropriate individual to lead the Board as Chairman in the future.

Required Vote

        A majority of the votes cast at a meeting of stockholders duly called and at which a quorum is present is required to approve the stockholder proposal disclosed in this Proxy Statement. Stockholders should be aware that this stockholder proposal is simply a precatory request that the Board of Directors take the action stated in the proposal.

Recommendation of the Board of Directors

        The Board of Directors recommends a vote AGAINST the stockholder proposal disclosed in this Proxy Statement.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Management Agreement

        The Company is party to the Management Agreement with the Manager, pursuant to which the Manager provides the day-to-day management of the Company's operations. The Management Agreement requires the Manager to manage the Company's business affairs in conformity with the policies and the investment guidelines that are approved and monitored by the Company's Board of Directors. The Management Agreement had an initial three-year term and is renewed for one-year terms thereafter unless terminated by either the Company or the Manager.

  Base Management Fee

        The Company pays the Manager a base management fee in an amount equal to 1.5% of the Company's stockholders' equity, per annum, calculated and payable quarterly in arrears in cash. For purposes of calculating the base management fee, the Company's stockholders' equity means: (a) the sum of (i) the net proceeds from all issuances of the Company's equity securities since inception (allocated on a pro rata basis for such issuances during the fiscal quarter of any such issuance), plus (ii) the Company's retained earnings at the end of the most recently completed calendar quarter (without taking into account any non-cash equity compensation expense incurred in current or prior periods), less (b) any amount that the Company pays to repurchase its Common Stock since inception. It also excludes (1) any unrealized gains and losses and other non-cash items that have impacted stockholders' equity as reported in the Company's financial statements prepared in accordance with GAAP, and (2) one-time events pursuant to changes in GAAP, and certain non-cash items not otherwise described above, in each case after discussions between the Manager and the Company's Independent Directors and approval by a majority of the Company's Independent Directors. As a result, the Company's stockholders' equity, for purposes of calculating the management fee, could be greater or less than the amount of stockholders' equity shown on the Company's financial statements. The Manager uses the proceeds from its management fee in part to pay compensation to its officers and personnel who, notwithstanding that certain of them also are the Company's officers, receive no cash compensation directly from the Company. The management fee is payable independent of the performance of the Company's portfolio.

        The management fee of the Manager shall be calculated within 30 days after the end of each quarter and such calculation shall be promptly delivered to the Company. The Company is obligated to pay the management fee in cash within five business days after delivery to the Company of the written statement of the Manager setting forth the computation of the management fee for such quarter.

  Incentive Fee

        The Company pays the Manager an incentive fee with respect to each calendar quarter (or part thereof that the Management Agreement is in effect) in arrears. The incentive fee will be an amount,

not less than zero, equal to the difference between (a) the product of (i) 20% and (ii) the difference between (1) the Company's Core Earnings (as defined below) for the previous 12-month period, and (2) the product of (A) the weighted average of the issue price per share of Common Stock of all of the Company's public offerings of Common Stock multiplied by the weighted average number of all shares of Common Stock outstanding (including any restricted stock units, any restricted shares of Common Stock and any other shares of Common Stock underlying awards granted under the Company's equity incentive plans) in the previous 12-month period, and (B) 8% and (b) the sum of any incentive fee paid to the Manager with respect to the first three calendar quarters of such previous 12-month period; provided, however, that no incentive fee is payable with respect to any calendar quarter unless Core Earnings for the 12 most recently completed calendar quarters is greater than zero.

        "Core Earnings" is a non-GAAP measure and is defined as GAAP net income (loss) excluding (a) non-cash equity compensation expense, (b) the incentive fee, (c) depreciation and amortization (to the extent that the Company forecloses on any properties underlying its target assets), (d) any unrealized gains, losses or other non-cash items recorded in net income for the period, regardless of whether such items are included in other comprehensive income or loss, or in net income, (e) one-time events pursuant to changes in GAAP and (f) certain other non-cash adjustments, in each case after discussions between the Manager and the Company's Independent Directors and after approval by a majority of the Company's Independent Directors.

  Reimbursement of Expenses

        The Company is required to reimburse the Manager for the expenses described below. Expense reimbursements to the Manager are made in cash on a monthly basis following the end of each month. The Company's reimbursement obligation is not subject to any dollar limitation. Because the Manager's personnel perform certain legal, accounting, due diligence tasks and other services that outside professionals or outside consultants otherwise would perform, the Manager is paid or reimbursed for the documented cost of performing such tasks, provided that such costs and reimbursements are in amounts which are no greater than those which would be payable to outside professionals or consultants engaged to perform such services pursuant to agreements negotiated on an arm's-length basis.

        The Company also pays all operating expenses, except those specifically required to be borne by the Manager under the Management Agreement. The expenses required to be paid by the Company include, but are not limited to:

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  expenses in connection with the issuance and transaction costs incident to the acquisition, disposition and financing of the Company's investments;

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  costs of legal, tax, accounting, consulting, auditing and other similar services rendered for the Company by providers retained by the Manager or, if provided by the Manager's personnel, in amounts which are no greater than those which would be payable to outside professionals or consultants engaged to perform such services pursuant to agreements negotiated on an arm's-length basis;

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  the compensation and expenses of the Company's directors and the cost of liability insurance to indemnify the Company's directors and officers;

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  costs associated with the establishment and maintenance of any of the Company's credit facilities, other financing arrangements, or other indebtedness of the Company (including commitment fees, accounting fees, legal fees, closing and other similar costs) or any of the Company's securities offerings;

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  expenses connected with communications to holders of the Company's securities or of the Company's subsidiaries and other bookkeeping and clerical work necessary in maintaining relations with holders of such securities and in complying with the continuous reporting and other requirements of governmental bodies or agencies, including, without limitation, all costs of preparing and filing required reports with the SEC, the costs payable by the Company to any transfer agent and registrar in connection with the listing and/or trading of the Company's stock on any exchange, the fees payable by the Company to any such exchange in connection with its listing, costs of preparing, printing and mailing the Company's annual report to its stockholders and proxy materials with respect to any meeting of the Company's stockholders;

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  costs associated with any computer software or hardware, electronic equipment or purchased information technology services from third-party vendors that is used for the Company;

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  expenses incurred by managers, officers, personnel and agents of the Manager for travel on the Company's behalf and other out-of-pocket expenses incurred by managers, officers, personnel and agents of the Manager in connection with the purchase, financing, refinancing, sale or other disposition of an investment or establishment and maintenance of any of the Company's securitizations or any of the Company's securities offerings;

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  costs and expenses incurred with respect to market information systems and publications, research publications and materials and settlement, clearing and custodial fees and expenses;

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  compensation and expenses of the Company's custodian and transfer agent, if any;

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  the costs of maintaining compliance with all federal, state and local rules and regulations or any other regulatory agency;

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  all taxes and license fees;

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  all insurance costs incurred in connection with the operation of the Company's business except for the costs attributable to the insurance that the Manager elects to carry for itself and its personnel;

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  costs and expenses incurred in contracting with third parties;

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  all other costs and expenses relating to the Company's business and investment operations, including, without limitation, the costs and expenses of acquiring, owning, protecting, maintaining, developing and disposing of investments, including appraisal, reporting, audit and legal fees;

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  expenses relating to any office(s) or office facilities, including, but not limited to, disaster backup recovery sites and facilities, maintained for the Company or its investments separate from the office or offices of the Manager;

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  expenses connected with the payments of interest, dividends or distributions in cash or any other form authorized or caused to be made by the Board of Directors to or on account of holders of the Company's securities or of the Company's subsidiaries, including, without limitation, in connection with any dividend reinvestment plan;

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  any judgment or settlement of pending or threatened proceedings (whether civil, criminal or otherwise) against the Company or any subsidiary, or against any trustee, director, partner, member or officer of the Company or of any subsidiary in his capacity as such for which we or any subsidiary is required to indemnify such trustee, director, partner, member or officer by any court or governmental agency; and

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  all other expenses actually incurred by the Manager (except as described below) which are reasonably necessary for the performance by the Manager of its duties and functions under the Management Agreement.

        The Company will not reimburse the Manager or its affiliates for the salaries and other compensation of its personnel except that, pursuant to the secondment agreement between an affiliate of the Manager and the Company with respect to Mr. Sossen and Mr. Ward described above, the Company is responsible for reimbursing such affiliate of the Manager's expenses incurred in employing Mr. Sossen as the Company's Executive Vice President, General Counsel, Chief Operating Officer, Chief Compliance Officer and Secretary, and Mr. Ward as the Company's Chief Financial Officer, Treasurer and Principal Financial Officer, in each case including annual base salary, bonus potential, any related employee's withholding taxes and employee benefits. In addition, the Company may be required to pay its pro rata portion of rent, telephone, utilities, office furniture, equipment, machinery and other office, internal and overhead expenses of the Manager and its affiliates required for the Company's operations.

  Fees Incurred and Paid for 2013

        For the year ended December 31, 2013, the Company incurred $51.5 million in base management fees. The Company incurred $11.6 million in incentive compensation payable to the Manager during the year ended December 31, 2013. However, the total incentive fee paid during the year ended December 31, 2013 was $5.5 million, of which one half, or $2.8 million, was paid in Common Stock, as required by the Management Agreement. In March 2014, an additional $6.6 million of the total incentive fee was paid, one half of which was similarly paid in Common Stock. The Company also was obligated to reimburse the Manager for $8.8 million of certain expenses incurred on the Company's behalf during 2013, which was included in general and administrative expenses in the Company's consolidated financial statements.

Grants of Equity Compensation to the Manager

        Under the Company's equity incentive plans, our Compensation Committee is authorized to approve grants of equity-based awards to the Company's officers or directors and to the Manager and its personnel and affiliates. On August 17, 2009, December 15, 2010 and October 10, 2012, concurrently with the closings of public offerings of Common Stock, the Company granted to the Manager 1,037,500, 1,075,000 and 875,000 restricted stock units, respectively. The awards of restricted stock units were to vest ratably on a quarterly basis over three-year periods that began on December 31, 2009, March 31, 2011 and December 31, 2012, respectively. The first two of these awards were completely settled in shares of Common Stock as of September 2012 and December 2013, respectively. Restricted stock units are settled promptly, but in no event later than 30 days, following the applicable quarterly vesting date. On May 23, 2012, the Company granted to the Manager 30,000 shares of restricted stock. This award of restricted stock vested 75% on the grant date, with the remainder vesting ratably on a quarterly basis over a nine-month period that began on June 30, 2012. This award was completely settled in shares of Common Stock as of December 31, 2012. On January 2, 2014, the Company granted to the Manager 2,000,000 shares of restricted stock. This award of restricted stock units vests ratably on a quarterly basis over a three-year period that begins on March 31, 2014. On January 31, 2014, in connection with the SWAY Spin-Off (as defined below), the Company granted to the Manager 489,281 restricted stock units. Of these restricted stock units, 99,480 vest ratably on a quarterly basis over a 21-month period that begins on March 31, 2014 and 389,801 vest ratably over a three-year period that begins on March 31, 2014. Once vested, this award of restricted stock units will be settled in shares of Common Stock. The Manager is entitled to receive "distribution equivalents" with respect to these restricted stock units and restricted stock shares, whether or not vested, at the same time and in the same amounts as distributions are paid to the Company's holders of Common Stock.

        The Company's Chief Executive Officer is also an executive of Starwood Capital Group. As a result, the Management Agreement between the Company and the Manager was negotiated between related parties, and the terms, including fees and other amounts payable, may not be as favorable to the Company as if it had been negotiated with an unaffiliated third party. The Management Agreement is intended to provide the Company with access to the Manager's pipeline of investment opportunities and its personnel and its experience in capital markets, credit analysis, debt structuring and risk and asset management, as well as assistance with corporate operations, legal and compliance functions and governance.

Mammoth Mountain Ski Area Participation Interest

        In 2011, the Company purchased a $35,000,000 pari passu participation interest (the "Mammoth Participation Interest") in a $75,000,000 subordinate loan (the "Mammoth Loan") from Apollo Commercial Real Estate Finance, Inc. ("Apollo") and a syndicate of financial institutions and other entities acting as subordinate lenders to Mammoth Mountain Ski Area, LLC ("Mammoth"). Mammoth is a single-purpose, bankruptcy remote entity that is owned and controlled by Starwood Global Opportunity Fund VII-A, L.P., Starwood Global Opportunity Fund VII-B, L.P., Starwood U.S. Opportunity Fund VII-D, L.P. and Starwood U.S. Opportunity Fund VII-D-2, L.P. (collectively, the "Mammoth Sponsors"). Each of the Mammoth Sponsors is indirectly wholly-owned by Starwood Capital Group Global I, L.L.C., an affiliate of our Chief Executive Officer and the Manager ("SCGG I"). The Mammoth Loan was approved by the Company's non-executive directors in accordance with the Company's related party transaction policy described below under "—Related Party Transaction Policy."

        The Mammoth Loan has a term of up to six years and an interest rate of 13.25% through June 13, 2012, 14% through the earlier of May 1, 2014 and the date that certain financial tests are passed and 13.25% thereafter. The Company acquired its Mammoth Participation Interest from Apollo and owns such Mammoth Participation Interest subject to a participation agreement between Apollo and the Company (the "Mammoth Participation Agreement"). The Mammoth Participation Agreement provides for the payment to the Company, on a pro rata basis with Apollo, of customary payments in respect of the Company's Mammoth Participation Interest and affords the Company customary voting, approval and consent rights so long as no event of default is continuing under the Mammoth Loan. However, the Mammoth Participation Agreement provides that after the occurrence and during the continuation of an event of default under the Mammoth Loan, (a) if at such time the Company is a loan party or an equity holder or an affiliate of a loan party, the Company has no right to grant any consent pursuant to any Mammoth Loan document or otherwise exercise any voting rights with respect to any Mammoth Loan document, and (b) Apollo has the sole right without restriction to (i) exercise or enforce any right or remedy with respect to the Mammoth Loan obligations (including the Mammoth Participation Interest) under any Mammoth Loan document, (ii) approve with respect to the Mammoth Loan (including the Mammoth Participation Interest) any amendment, modification or waiver of any provision of any Mammoth Loan document and (iii) exercise any other voting or consent rights with respect to the Mammoth Loan (including the Mammoth Participation Interest) under any Mammoth Loan document.

Le Méridien Hotels Participation Interest

        In 2012, the Company purchased a 50% undivided participation interest (the "Le Méridien Participation Interest") in a EUR-denominated mezzanine loan for $68.4 million (the "Le Méridien Loan"). The borrower is Starman Luxembourg Holdings S.À R.L. ("Luxembourg Holdings"), an entity that indirectly owns and operates a portfolio of hotels in France and Germany. Luxembourg Holdings is owned 50% by an independent third party and 50% by several private investment funds previously sponsored by SCGG I. The Le Méridien Loan has an initial term of two years with an option to extend for an additional year, subject to certain conditions, and an interest rate of 12.5%, an upfront fee of 2.0% and an exit fee of 1.0%. The Company acquired the Le Méridien Participation Interest from an independent third party and owns the Le Méridien Participation Interest subject to a participation agreement with the independent third party (the "Le Méridien Participation Agreement"). The Le Méridien Participation Agreement provides for the payment to the Company, on a pro rata basis with an independent third party, of customary payments in respect of the Le Méridien Participation Interest and affords the Company customary voting, approval and consent rights. The Le Méridien Loan was approved by the Company's non-executive directors in accordance with the Company's related party transaction policy described below under "—Related Party Transaction Policy."

701 Seventh Avenue Financing and Refinancing

        In 2012, the Company and Starwood Distressed Opportunity Fund IX, an affiliate of our Chief Executive Officer and the Manager ("Fund IX"), co-originated a $475 million first mortgage and mezzanine loan (the "701 Seventh Avenue Financing") for the acquisition and redevelopment of a 10-story retail building located at 701 Seventh Avenue in the Times Square area of Manhattan ("701 Seventh Avenue") through a joint venture. Of the total loan amount, $375 million was funded at closing, $281.2 million of which was funded by the Company and $93.8 million of which was funded by Fund IX. In addition, $100 million was to be funded upon reaching certain milestones during the transformation of the property. The joint venture subsequently sold a 25% participation interest in the 701 Seventh Avenue Financing to Vornado Realty Trust ("Vornado"). Upon settling this sale, the interests of the Company, Fund IX and Vornado in the first mortgage and mezzanine loans were 56.25%, 18.75% and 25.0%, respectively, and each party was to fund their pro rata share of any subsequent fundings. In addition, Fund IX made a $10 million passive equity investment in an entity holding an indirect ownership interest in the property. On March 27, 2013, the joint venture, along with Vornado, sold its interest in the first mortgage loan to a third party. Immediately following the sale of the first mortgage loan, the Company repurchased a 56.25% participation interest in the same first mortgage loan through a wholly owned subsidiary, resulting in no change in net interest for the Company. The joint venture distributed $43.9 million from the sale, net of fees, to Fund IX. The joint venture remained the holder of the mezzanine loan.

        In January 2014, an affiliate of the Company and an affiliate of iStar Financial Inc. co-originated a $500 million mortgage loan and a $315 million mezzanine loan for the redevelopment of 701 Seventh Avenue, in which each party holds a 50% interest and of which $237.5 million of the mortgage loan and $109 of the mezzanine loan were funded at closing (the "701 Seventh Avenue Refinancing"). The 701 Seventh Avenue Refinancing paid off in full the interests of the Company and Fund IX in the 701 Seventh Avenue Financing. Fund IX and Vornado had an "equity kicker" under the prior mezzanine loan that was converted to a passive equity interest in a joint venture that owns 20% of the indirect interests in 701 Seventh Avenue. Of this 20% interest, Fund IX holds a 75% interest and Vornado holds a 25% interest. Fund IX also continues to own a 16.8% passive equity investment in another entity holding an indirect ownership interest in 701 Seventh Avenue.

        The 701 Seventh Avenue Financing and the 701 Seventh Avenue Refinancing were approved by the Company's non-executive directors in accordance with the Company's related party transaction policy described below under "—Related Party Transaction Policy."

SEREF Transactions

        In 2012, the Company acquired 9,140,000 ordinary shares for approximately $14.7 million in Starwood European Real Estate Finance Limited, a debt fund that is managed by an affiliate of the Manager and is listed on the London Stock Exchange ("SEREF"), in connection with SEREF's initial public offering (the "SEREF Investment"). As a result, the Company owns approximately 4% of SEREF.

        Subsequently in 2012, the Company, SEREF and an unaffiliated third party co-originated a GBP-denominated junior mezzanine loan in the amount of $158.1 million for the refinancing of the Maybourne Hotel Group's mezzanine debt (the "Maybourne Refinancing"). The Company and SEREF (which lends through its indirect subsidiary, Starfin Lux Sarl ("Starfin")) own a 50% pari passu interest, of which the Company's and SEREF's shares are $48.4 million and $30.6 million, respectively. The

Company funded $48 million at the close, net of deferred fees. The Maybourne Refinancing bears interest at three-month LIBOR plus a margin of 11.65%, matures in January 2018 and is secured primarily by the ownership interest in entities that own a portfolio of three five-star luxury hotels located in London, England.

        On August 12, 2013, the Company co-originated GBP-denominated first mortgage and mezzanine loans (the "Battersea Park Loans") with SEREF. The Battersea Park Loans are collateralized by a development of a 109-unit retirement community and a 30-key nursing home in Battersea Park, London, England. The Company and Starfin committed $11.3 million and $22.5 million, respectively, for the two Battersea Park Loans. The first mortgage loan bears interest at 5.02% and the mezzanine loan bears interest at 15.12%, and each has a term of three-years.

        On September 11, 2013, the Company co-originated a EUR-denominated first mortgage loan with SEREF (the "Finland Loan"). The Finland Loan was for a total commitment of $126.3 million, which was funded in two tranches. On September 13, 2013, the Company funded $66.1 million of such total commitment. The Finland Loan bears interest at three-month EURIBOR plus 7.0% and was originally secured by a portfolio of approximately 225 retail properties located throughout Finland. The Finland Loan matures in October 2016.

        On October 1, 2013, the Company co-originated a GBP-denominated $467.2 million first mortgage loan with SEREF that is secured by the Heron Tower in London, England (the "Heron Tower Loan"). The facility was advanced on October 4, 2013 in a single utilization, with SEREF taking $29.2 million of the total advance. The most senior tranche funded by the Company, which is of $340.6 million, carries a return of LIBOR plus 3.90% and the other tranche funded by the Company, which is of $97.3 million, carries a fixed rate of 5.6091% per annum. The Heron Tower Loan matures in October 2018.

        On October 30, 2013, the Company co-originated a GBP-denominated first mortgage loan with SEREF that is secured by Centre Point, an iconic tower located in Central London, England (the "Centre Point Loan" and, together with the SEREF Investment, Maybourne Refinancing, Battersea Park Loans, Finland Loan and Heron Tower Loan, the "SEREF Transactions"). On November 8, 2013, the Company funded $24.1 million of the initial $88.3 million funding and committed to future funding of $264.8 million. The first tranche funded carries interest at a fixed rate of 8.55% and the remaining tranches bear interest at three-month LIBOR plus 7.0%, unless the fixed rate option is elected. The Centre Point Loan matures on the earlier of December 30, 2017 and 38 months after the refurbishment start date.

        The SEREF Transactions were approved by the Company's non-executive directors in accordance with the Company's related party transaction policy described below under "—Related Party Transaction Policy."

LNR Property Acquisition

        On April 19, 2013, the Company completed the acquisition (the "LNR Property Acquisition") of all the outstanding equity interests of LNR Property LLC ("LNR Property") from Aozora Investments LLC ("Aozora"), CBR I LLC ("Cerberus"), iStar Marlin LLC ("iStar Marlin"), Opps VIIb LProp, L.P. ("Oaktree") and VNO LNR Holdco LLC (together with Aozora, Cerberus, iStar Marlin and Oaktree, the "LNR Property Sellers"), for an initial agreed upon purchase price of $859 million pursuant to a purchase and sale agreement among the Company, LNR Property and the LNR Property Sellers (the "LNR Property Purchase Agreement"). The initial purchase price was reduced for transaction expenses and distributions occurring after September 30, 2012, resulting in cash consideration of approximately $730 million. LNR Property is a diversified real estate services and investment management company that, among other things, invests in commercial real estate securities, whole loans and equity. The purchase price is subject to reduction under certain circumstances in the event any LNR Property Seller takes specified actions during the two-year period following the date of the LNR Property Purchase Agreement, January 23, 2013, that result in LNR Property's replacement as special servicer under specified pooling and servicing agreements. An additional $194 million was paid by SOF-IX U.S. Holdings, L.P., an affiliate of our Chief Executive Officer and the Manager ("SCG"), in connection with SCG's acquisition of certain assets of LNR Property and its subsidiaries immediately prior to the completion of the LNR Property Acquisition, pursuant to a purchase and sale agreement among SCG, LNR Property and the LNR Property Sellers (the "CPG Purchase Agreement"). The assets acquired by SCG included, among other things, a 50% interest in LNR Property's equity interest in Auction.com, a privately-held entity which provides services to sellers of residential, commercial, multi-family and hospitality properties, land and performing and non-performing notes and loan pools in an auction format.

        In connection with the LNR Property Acquisition, the Company entered into several additional arrangements with SCG or its affiliates.

  Side Letter Agreement

        The Company and SCG entered into an agreement governing their relative rights and responsibilities under the LNR Property Purchase Agreement and the CPG Purchase Agreement (the "Side Letter Agreement"). Under the Side Letter Agreement, the Company and SCG generally agreed to allocate their obligations with respect to the deposits with the escrow agent and their rights with respect to indemnification and other payments in the proportion of 81.32% and 18.68%, respectively, which corresponds to their respective portions of the purchase price. The Company and SCG have also agreed under the Side Letter Agreement to cooperate with respect to the preparation and review of tax returns and other matters. In 2013, no amounts became payable under the Side Letter Agreement.

  Employee Lease Agreement

        As a result of the LNR Property Acquisition, all employees of LNR Property became employees of the Company or the Manager. Because certain of these employees were dedicated to LNR Property's commercial property business, which was acquired by SCG, the Company entered into an employee lease agreement whereby an affiliate of SCG would lease these employees from the Company (the "Employee Lease Agreement"). Under the Employee Lease Agreement, during a period not to exceed one year from the date of the LNR Property Acquisition, the employees will remain employed by the Company, but will provide services to the affiliate of SCG. In consideration for the services provided by the leased employees, the affiliate of SCG will pay the Company a full reimbursement of all costs associated with these employees, including all compensation and benefits. In 2013, the Company incurred and became entitled to receive approximately $3.4 million related to this arrangement.

  Shared Services Agreement

        A subsidiary of the Company and SCG entered into a shared services agreement that allows for the provision of certain transitional and shared services to LNR Property's commercial property business, which was acquired by SCG (the "Shared Services Agreement"). Under the Shared Services Agreement, the services are to be provided for a period between six months and three years, and include general ledger support, human resources services and information technology support. The fees for each of these services vary depending upon the nature of the service being provided. In 2013, the subsidiary of the Company earned approximately $0.2 million in such fees from SCG.

  Newport Beach Sublease

        SCG assumed all obligations under a lease in Newport Beach, California whose obligor was a subsidiary of LNR Property's commercial property business, which was acquired by SCG. The leased space also housed personnel dedicated to other of LNR Property's businesses, including those acquired by the Company. As a result, a subsidiary of the Company entered into a sublease with an affiliate of SCG whereby the subsidiary of the Company subleases a portion of this space (the "Newport Beach Sublease" and, together with the Side Letter Agreement, Employee Lease Agreement and Shared Services Agreement, the "SCG Ancillary Arrangements"). In 2013, the subsidiary of the Company incurred approximately $0.1 million in rent and other costs in connection with the Newport Beach Sublease to the affiliate of SCG. The Newport Beach Sublease continues through August 2016.

        The LNR Property Purchase Agreement, LNR Property Acquisition and SCG Ancillary Arrangements were approved by the Company's non-executive directors in accordance with the Company's related party transaction policy described below under "—Related Party Transaction Policy."

B-Notes Purchase

        On April 17, 2013, the Company purchased two B-notes for $146.7 million from entities substantially all of whose equity was owned by an affiliate of the Manager (the "B-Notes Purchase"). The B-notes are secured by two Class-A office buildings located in Austin, Texas. On May 17, 2013, we sold senior participation interests in the B-notes to a third party, generating $95.0 million in aggregate proceeds. We retained the subordinated interests. The B-Notes Purchase was approved by the Company's non-executive directors in accordance with the Company's related party transaction policy described below under "—Related Party Transaction Policy."

Regional Mall Securitization Investment

        On December 18, 2013, the Company acquired a subordinate CMBS investment in a securitization issued by several special purpose entities that are affiliates of the Manager and indirectly owned and controlled by Starwood Capital Group (the "Regional Mall Securitization Investment"). The Regional Mall Securitization Investment was acquired for $84.1 million and is secured by five regional malls in Ohio, California and Washington. The Regional Mall Securitization Investment was approved by the Company's non-executive directors in accordance with the Company's related party transaction policy described below under "—Related Party Transaction Policy."

SWAY Spin-Off

        On February 3, 2014, the Company completed the spin-off of SWAY, which contained the Company's single-family residential business and is now managed by an affiliate of Starwood Capital Group (the "SWAY Spin-Off"). The SWAY Spin-Off was effected as a distribution by the Company of all of the common shares of SWAY to the stockholders of record of the Company pursuant to a separation and distribution agreement between the Company and SWAY (the "Separation and Distribution Agreement"). Each such stockholder of the Company received one SWAY common share for every five shares of the Company's Common Stock held on January 24, 2014. As of January 21, 2014, the SWAY Spin-Off was valued at $1.05 billion. On February 3, 2014, SWAY began trading on the NYSE. The Separation and Distribution Agreement also provides a framework for the Company's relationship with SWAY following the SWAY Spin-Off, including provisions that regard the maintenance of director and officer liability insurance, the absence of competition restrictions, access to financial and other information and confidentiality. The Separation and Distribution Agreement and the SWAY Spin-Off were approved by the Company's non-executive directors in accordance with the Company's related party transaction policy described below under "—Related Party Transaction Policy."

Related Party Transaction Policy

        The Board of Directors does not have a written policy regarding the approval of any related person transaction. However, it is the practice of the Board of Directors to seek approval of the non-executive directors for any related party transaction (which means any transaction or series of transactions in which the Company or any of its subsidiaries is or are to be a participant, the amount involved exceeds $120,000, and a "related person" (as defined under SEC rules) has a direct or indirect material interest) involving a potential conflict of interest.

 STOCKHOLDER PROPOSALS FOR THE 2015 ANNUAL MEETING

        Proposals received from stockholders are given careful consideration by the Company in accordance with Rule 14a-8 under the Exchange Act. Stockholder proposals are eligible for consideration for inclusion in the proxy statement for the 2015 annual meeting of stockholders if they are received by the Company on or before December 1, 2014. Any proposal should be directed to the attention of the Company's Secretary at Starwood Property Trust, Inc., 591 West Putnam Avenue, Greenwich, Connecticut 06830. In order for a stockholder proposal submitted outside of Rule 14a-8 to be considered "timely" within the meaning of Rule 14a-4(c), such proposal must be delivered to the Company's Secretary at the Company's principal offices not later than the last date for submission of stockholder proposals under the Company's Bylaws. In order for a proposal to be "timely" under the Company's Bylaws, it must be received not less than 90 days (December 31, 2014) nor more than 120 days (December 1, 2014) prior to the first anniversary of the date of the mailing of the notice for the 2014 Annual Meeting, March 31, 2014; provided, however, that in the event that the date of the 2014 Annual Meeting is advanced or delayed by more than 30 days from such anniversary date, notice by stockholders to be timely must be received not earlier than the 120th day prior to the date of mailing of the notice for the 2015 annual meeting and not later than the close of business on the later of the 90th day prior to the date of mailing of the notice for the 2015 annual meeting or the 10th day following the day on which disclosure of the date of mailing of the notice for the 2015 annual meeting is made.

OTHER MATTERS

        The Board of Directors knows of no other business to be brought before the Annual Meeting. If any other matters properly come before the Annual Meeting, including a proposal omitted from this Proxy Statement in accordance with Rule 14a-8 under the Exchange Act, the proxies will be voted on such matters in accordance with the judgment of the persons named as proxies therein, or their substitutes, present and acting at the meeting.

        No person is authorized to give any information or to make any representation not contained in this Proxy Statement, and, if given or made, such information or representation should not be relied upon as having been authorized. The delivery of this Proxy Statement shall not, under any circumstances, imply that there has not been any change in the information set forth herein since the date of the Proxy Statement.

ADDITIONAL INFORMATION

        The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement and annual report addressed to those stockholders. This process, which is commonly referred to as "householding," potentially provides extra convenience for stockholders and cost savings for companies. The Company and some brokers household proxy materials, delivering a single proxy statement and annual report to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker or the Company that they or the Company will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement and annual report, please notify your broker if your shares are held in a brokerage account or the Company if you hold registered shares. You can notify the Company by phone at (203) 422-7700 or send a written request to the Company's Secretary at Starwood Property Trust, Inc., 591 West Putnam Avenue, Greenwich, Connecticut 06830.

        If your household has received multiple copies of proxy statements and annual reports, you can request the delivery of single copies in the future by notifying the Company as listed above.

By Order of the Board of Directors,
Andrew J. Sossen Secretary

Dated: March 31, 2014
Greenwich, Connecticut

0 --------------- . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . ---------------- 14475 STARWOOD PROPERTY TRUST, INC. Proxy for Annual Meeting of Stockholders on April 30, 2014 Solicited on Behalf of the Board of Directors The undersigned hereby appoints Barry S. Sternlicht and Andrew J. Sossen, and each of them, with full power of substitution and power to act alone, as proxies to vote all the shares of Common Stock which the undersigned would be entitled to vote if personally present and acting at the Annual Meeting of Shareholders of Starwood Property Trust, Inc., to be held April 30, 2014 at 4:00 p.m., Eastern time, at The Hyatt Regency Greenwich, 1800 East Putnam Avenue, Old Greenwich, Connecticut 06870, and at any adjournments or postponements thereof, as follows. The undersigned revokes any proxy or proxies previously given for such shares of Common Stock. The undersigned ratifies and confirms any actions that the persons holding the undersigned's proxy, or their substitutes, by virtue of this executed proxy card take in accordance with the proxy granted hereunder. The shares of Common Stock represented by this proxy card will be voted in accordance with specifications made herein. If no specifications are made, this proxy will be voted FOR Proposals 1 - 3 and AGAINST Proposal 4. If any other matter is properly brought before the meeting and any adjournments thereof, the persons named in this proxy will vote in their discretion. (Continued and to be signed on the reverse side.)

Signature of Stockholder Date: Signature of Stockholder Date: Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person. To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. 1. The election of seven directors, each to serve until the next annual meeting of the stockholders and until his or her successor is duly elected and qualified: O Richard D. Bronson O Jeffrey F. DiModica O Jeffrey G. Dishner O Camille J. Douglas O Boyd W. Fellows O Barry S. Sternlicht O Strauss Zelnick 2. To approve, on an advisory basis, the Company's executive compensation as disclosed in the accompanying proxy statement. 3. To ratify the Audit Committee's appointment of Deloitte & Touche LLP as Starwood Property Trust, Inc.'s independent registered public accounting firm for the year ending December 31, 2014. 4. The stockholder proposal regarding an independent chairman of the Board of Directors as disclosed in the accompanying proxy statement. UNINSTRUCTED SHARES WILL BE VOTED AS RECOMMENDED BY THE BOARD OF DIRECTORS. FOR AGAINST ABSTAIN FOR ALL NOMINEES WITHHOLD AUTHORITY FOR ALL NOMINEES FOR ALL EXCEPT (See instructions below) INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: JOHN SMITH 1234 MAIN STREET APT. 203 NEW YORK, NY 10038 NOMINEES: ANNUAL MEETING OF STOCKHOLDERS OF STARWOOD PROPERTY TRUST, INC. April 30, 2014 INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page. TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call. Vote online/phone until 11:59 PM EST the day before the meeting. MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible. IN PERSON - You may vote your shares in person by attending the Annual Meeting. GO GREEN - e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.amstock.com to enjoy online access. PROXY VOTING INSTRUCTIONS Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet. THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ITEMS 1, 2 AND 3, AND "AGAINST" ITEM 4. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x --------------- ---------------- 20730303000000000000 3 043014 COMPANY NUMBER ACCOUNT NUMBER NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The Notice of Meeting, proxy statement, proxy card and annual report on Form 10-K for the year ended December 31, 2013 are available at www.starwoodpropertytrust.com

ANNUAL MEETING OF STOCKHOLDERS OF STARWOOD PROPERTY TRUST, INC. April 30, 2014 NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The Notice of Meeting, proxy statement, proxy card and annual report on Form 10-K for the year ended December 31, 2013 are available at www.starwoodpropertytrust.com Please sign, date and mail your proxy card in the envelope provided as soon as possible. Signature of Stockholder Date: Signature of Stockholder Date: Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person. To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. 1. The election of seven directors, each to serve until the next annual meeting of the stockholders and until his or her successor is duly elected and qualified: O Richard D. Bronson O Jeffrey F. DiModica O Jeffrey G. Dishner O Camille J. Douglas O Boyd W. Fellows O Barry S. Sternlicht O Strauss Zelnick 2. To approve, on an advisory basis, the Company's executive compensation as disclosed in the accompanying proxy statement. 3. To ratify the Audit Committee's appointment of Deloitte & Touche LLP as Starwood Property Trust, Inc.'s independent registered public accounting firm for the year ending December 31, 2014. 4. The stockholder proposal regarding an independent chairman of the Board of Directors as disclosed in the accompanying proxy statement. UNINSTRUCTED SHARES WILL BE VOTED AS RECOMMENDED BY THE BOARD OF DIRECTORS. FOR AGAINST ABSTAIN FOR ALL NOMINEES WITHHOLD AUTHORITY FOR ALL NOMINEES FOR ALL EXCEPT (See instructions below) INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: NOMINEES: THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ITEMS 1, 2 AND 3, AND "AGAINST" ITEM 4. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x Please detach along perforated line and mail in the envelope provided. --------------- ---------------- 20730303000000000000 3 043014 GO GREEN e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.amstock.com to enjoy online access.

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INFORMATION CONCERNING ANNUAL MEETING, SOLICITATION AND VOTING
PROPOSAL 1 ELECTION OF DIRECTORS
CORPORATE GOVERNANCE
EXECUTIVE OFFICERS
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS, DIRECTORS AND MANAGEMENT
EXECUTIVE COMPENSATION
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
PROPOSAL 2 ADVISORY VOTE ON EXECUTIVE COMPENSATION
PROPOSAL 3 RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
PROPOSAL 4 STOCKHOLDER PROPOSAL
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
STOCKHOLDER PROPOSALS FOR THE 2015 ANNUAL MEETING
OTHER MATTERS
ADDITIONAL INFORMATION